     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2001



                                            REGISTRATION STATEMENT NO. 333-63988

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                            MACDERMID, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           --------------------------

             CONNECTICUT                               2890                               06-0435750
   (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
    incorporation or organization)         Classification Code Number)               Identification No.)

                               245 FREIGHT STREET
                          WATERBURY, CONNECTICUT 06702
                                 (203) 575-5700
    (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)


     SEE INSIDE FRONT COVER FOR INFORMATION REGARDING REGISTRANT GUARANTORS


                           --------------------------

                           MARY ANNE B. TILLONA, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                            MACDERMID, INCORPORATED
                               245 FREIGHT STREET
                          WATERBURY, CONNECTICUT 06702
                                 (203) 575-5700
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:

           DANIEL H. LEEVER                    JOHN CORDANI, ESQ.                 KRIS F. HEINZELMAN, ESQ.
       MacDermid, Incorporated               Carmody & Torrance, LLP              Cravath, Swaine & Moore
          245 Freight Street                  50 Leavenworth Street                  825 Eighth Avenue
     Waterbury, Connecticut 06702       Waterbury, Connecticut 06721-1110            New York, NY 10019
            (203) 575-5700                       (203) 573-1200                        (212) 474-1000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             REGISTRANT GUARANTORS

                                                                         PRIMARY
                                                                         STANDARD
                                                                        INDUSTRIAL
         EXACT NAME OF REGISTRANT            STATE OF INCORPORATION   CLASSIFICATION      I.R.S. EMPLOYER
        AS SPECIFIED IN ITS CHARTER             OR ORGANIZATION        CODE NUMBERS    IDENTIFICATION NUMBER
-------------------------------------------  ----------------------   --------------   ---------------------
MacDermid Tower, Inc.......................  Delaware                      6719             06-1529733
MacDermid Tartan, Inc......................  Delaware                      6719             06-1529734
MacDermid Acumen, Inc......................  Delaware                      6794             52-2068146
MacDermid Equipment, Incorporated..........  Connecticut                   5084             06-1339456
MacDermid South Atlantic, Incorporated.....  Delaware                      6719             06-1126293
MacDermid Overseas Asia Limited............  Delaware                      6719             06-1090237
MacDermid Europe, Incorporated.............  Delaware                      6719             06-1126294
MacDermid Delaware, Incorporated...........  Delaware                      6719             51-0377157
MacDermid Investment Corp..................  Delaware                      6719             06-1516420
MacDermid South America Incorporated.......  Delaware                      6719             06-1249611
Specialty Polymers, Inc....................  Massachusetts                 6719             04-1433206
Echo International, Inc....................  Delaware                      6719             06-1516421
W. Canning Inc.............................  Delaware                      6719             76-0424101
W. Canning USA, LLC........................  Delaware                      6719             98-0182805
Dynacircuits, LLC..........................  Illinois                      3672             36-4231467
Canning Gumm, LLC..........................  Delaware                      6719             22-0968650
MacDermid-PTI, Inc.........................  Delaware                      6719             58-2135621
MacDermid Graphic Arts, Inc................  Delaware                      2821             58-2135578
Axcyl Inc..................................  Delaware                      2796             91-1774596
Supratech Systems Inc......................  Delaware                      6719             22-3198498
MacDermid Colorspan, Inc...................  Delaware                      3555             41-1974816
Napp Systems Inc...........................  Iowa                          2796             42-0996346

    The address, including zip code, and telephone number, including area code, of the registrant guarantors listed above are the same as those of MacDermid, Incorporated.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 18, 2001


PROSPECTUS

                                     [LOGO]

                            MACDERMID, INCORPORATED

                               OFFER TO EXCHANGE
               UP TO $301,500,000 PRINCIPAL AMOUNT OUTSTANDING OF
                   9 1/8% SENIOR SUBORDINATED NOTES DUE 2011
                                      FOR
                           A LIKE PRINCIPAL AMOUNT OF
                 NEW 9 1/8% SENIOR SUBORDINATED NOTES DUE 2011

    The new 9 1/8% Senior Subordinated Notes due 2011 will be free of the transfer restrictions that apply to our outstanding unregistered 9 1/8% Senior Subordinated Notes due 2011 that you currently hold, but will otherwise have substantially the same terms of these outstanding old notes. This offer will
expire at 5:00 p.m., New York City time, on             , 2001, unless we extend
it. The new notes will not trade on any established exchange.

                            ------------------------

    Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                            ------------------------

    PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this prospectus is             , 2001.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Where You Can Find More Information...      i
Incorporation of Documents by
  Reference...........................      i
Forward-Looking Statements............     ii
Industry and Market Data..............    iii
Intellectual Property.................    iii
Presentation of Financial
  Information.........................    iii
Prospectus Summary....................      1
Risk Factors..........................     10
Recent Developments...................     21
Use of Proceeds.......................     22
Capitalization........................     23

                                          PAGE
                                        --------
Selected Consolidated Historical and
  As Adjusted Financial Data..........     24
Business..............................     27
Description of Certain Indebtedness...     39
The Exchange Offer....................     41
Description of the Notes..............     49
United States Federal Income Tax
  Consequences........................     95
Plan of Distribution..................     96
Legal Matters.........................     97
Independent Accountants...............     97

                            ------------------------

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference rooms at the following locations:

    Public Reference Room        New York Regional Office       Chicago Regional Office
   450 Fifth Street, N.W.          7 World Trade Center             Citicorp Center
          Room 1024                     Suite 1300              500 West Madison Street
   Washington, D.C. 20549        New York, New York 10048              Suite 1400
                                                              Chicago, Illinois 60661-2511

    Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at HTTP://WWW.SEC.GOV and at the public reference room of the New York Stock Exchange, 20 Broad Street, New York, New York.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that:

    - incorporated documents are considered part of this prospectus;

    - we can disclose important business and financial information about us, that is not included in or delivered with this prospectus, to you by referring you to those other documents; and

    - information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents, and information that we subsequently file with the SEC will automatically update and supersede this incorporated information.

    We incorporate by reference into this prospectus the documents listed below, as amended and supplemented, and all documents filed by us with the SEC under
Section 13(a), 13(c), 14 or 15(d) of
the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that the exchange offer made hereby is completed:

    - Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2001;


    - Current Report on Form 8-K dated June 5, 2001;



    - Our Definitive Proxy Statement dated June 7, 2001;



    - Current Report on Form 8-K dated July 16, 2001; and



    - Current Report on Form 8-K dated July 18, 2001.


    You can obtain any of the filings incorporated by reference into this document through us or from the SEC through the SEC's web site or at the addresses listed above. Documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference into those documents, are available from us without charge by requesting them in writing or by telephone at the following address and telephone number:

                            MacDermid, Incorporated
                               245 Freight Street
                          Waterbury, Connecticut 06702
                         Attention: Corporate Secretary
                           Telephone: (203) 575-5700

    If you request any incorporated documents from us, we will mail them to you by first-class mail, or by another equally prompt means, within one business day after we receive your request. HOWEVER, IN ORDER TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST MAKE YOUR REQUEST NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

    UNLESS THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES IN THIS DOCUMENT TO "THIS PROSPECTUS" INCLUDE ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

    We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

    - cyclicality in our customers' end-use markets;

    - acquisitions and dispositions;

    - environmental liabilities;

    - changes in general economic, business and industry conditions;

    - changes in current advertising, promotional and pricing levels;

    - changes in political and social conditions and local regulations;

    - foreign currency fluctuations;

    - inflation;

    - significant litigation;

    - changes in sales mix;

    - competition;

    - disruptions of established supply channels;

    - degree of acceptance of new products;

    - difficulty of forecasting sales at various times in various markets;

    - the availability, terms and deployment of capital; and

    - the other factors discussed below under the heading "Risk Factors" and elsewhere in this prospectus.

    All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise.

                            INDUSTRY AND MARKET DATA

    Industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources.

                             INTELLECTUAL PROPERTY

    The names of our principal products and processes used in this prospectus, including Multibond, Sterling, Chemidize, ViaTek, Merigraph, Flex-Light, M-Systems, MaCuDep, UltraDep, UltraEtch, CircuEtch, Omnibond, Macubond, Aquamer, Microtrace, Acumask, Macumask, Iridite, Epic, NappFlex, ColorSpan, Macrobrite, Tri-Pass, Kenlevel, Isobrite, NiClad, ElNic, Vandaloy, Trimac, Environchrome, MaCrome, Metex, Anodex, Isoprep, Oceanic and Erifon, are trademarks, trade names and service marks of ours. Names of companies and associations used in this prospectus are trademarks or trade names of the respective organizations.

                     PRESENTATION OF FINANCIAL INFORMATION

    Certain numerical figures set forth in this prospectus, including dollar figures presented in millions, have been subject to rounding adjustments. Unless otherwise indicated, dollar figures from our financial statements are in thousands.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, PARTICULARLY THE "RISK FACTORS" SECTION, AND THE FINANCIAL DATA AND RELATED NOTES INCLUDED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE INVESTING IN THE NOTES. AS USED IN THIS PROSPECTUS, THE TERMS "WE," "US," "MACDERMID," "THE CORPORATION," "THE COMPANY" AND "OUR COMPANY" REFER TO MACDERMID, INCORPORATED AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS UNLESS THE CONTEXT REQUIRES OTHERWISE. ON MAY 21, 2001, WE CHANGED OUR FISCAL YEAR-END FROM MARCH 31 TO DECEMBER 31, EFFECTIVE DECEMBER 31, 2001. UNLESS OTHERWISE NOTED, WHEN WE REFER TO ANY OF OUR HISTORICAL FISCAL YEARS (INCLUDING "FISCAL 2001") WE REFER TO THE TWELVE-MONTH PERIOD ENDED MARCH 31 OF SUCH YEAR. WHEN WE REFER TO OUR SENIOR CREDIT FACILITY WE REFER TO OUR SENIOR REVOLVING CREDIT FACILITY WITH BANK OF AMERICA, N.A., AS AGENT. AS USED IN THIS PROSPECTUS, THE TERM "GRUPO EUROCIR" REFERS TO SONDEL EURO S.L. AND P.C. VIAHOLDING S.L., OUR UNRESTRICTED SUBSIDIARIES THAT HOLD OUR 60% INTEREST IN A GROUP OF OTHER UNRESTRICTED SUBSIDIARIES WHICH OPERATE A PRINTED CIRCUIT BOARD MANUFACTURING FACILITY IN SPAIN, ALONE OR TOGETHER WITH SUCH OTHER UNRESTRICTED SUBSIDIARIES AS THE CONTEXT REQUIRES. RESULTS OF OPERATIONS FOR FISCAL 2001 SET FORTH HEREIN INCLUDE THE RESULTS OF GRUPO EUROCIR SINCE JANUARY 1, 2001, THE EFFECTIVE DATE OF OUR ACQUISITION OF GRUPO EUROCIR. NET SALES OF $22.0 MILLION AND EBITDA (BEFORE CERTAIN COSTS AND EXPENSES) OF $0.9 MILLION FROM GRUPO EUROCIR ARE INCLUDED IN OUR RESULTS OF OPERATIONS FOR FISCAL 2001.

                            MACDERMID, INCORPORATED

    We are a leading global producer of specialty chemicals and certain related equipment for a broad range of applications, including electronics, metal and plastic finishing, graphic arts and printing and offshore drilling. We have developed strong long-term relationships with thousands of customers worldwide that we serve through our 36 facilities in 23 countries. We have dedicated research and development chemists who work closely with our customers to develop specialty chemical formulations that are tailored to our customers' specific needs. In addition, our sales force, most of whom have technical degrees, are knowledgeable about our customers' end-use applications and frequently visit their facilities in order to monitor the performance of our products in their manufacturing processes. Our product formulations generally represent a small portion of the total cost of our customers' finished products but are critical to enhancing the performance of these products, improving the efficiency of their manufacturing processes and reducing their total costs. Our portfolio of more than 1,500 technologically advanced, high value-added, proprietary chemical compounds provides us with leading market shares in a wide variety of attractive niche markets. Through strategic acquisitions and internally generated growth, we have increased our net sales from $440.3 million in fiscal 1997 to $794.8 million in fiscal 2001, representing a compound annual growth rate of approximately 15.9%. Over this same period, by managing costs and consolidating operations, our EBITDA (before certain costs and expenses) has grown from $86.3 million to $144.0 million, representing a compound annual growth rate of approximately 13.7%.

    We were incorporated in 1922 and our shares have been traded on the New York Stock Exchange since 1998. Between 1966 and 1998 our stock was quoted on the NASDAQ. Based on our closing share price as of June 1, 2001 we had an equity market capitalization of $546.5 million. Our employees and directors own approximately 16.9% of our fully diluted shares.

    In fiscal 2001, we generated approximately 50%, 33% and 17% of our net sales from North and South America, Europe and Asia, respectively. We operate in three segments on a global basis: Advanced Surface Finishes, Graphic Arts and Electronics Manufacturing.

                       FISCAL 2001 NET SALES AND EBITDA*
                                 (IN MILLIONS)

    Chart of four boxes, one on top of the other three. The top box contains the words 'MacDermid, Incorporated' and the three below, from left to right, contain the words 'Advanced Surface Finishes,' 'Graphic Arts,' and 'Electronics Manufacturing', respectively.

NET SALES      $447.9                                    $311.8                                 $35.1
EBITDA*         90.3                                       56.1                                 (2.5)

- Electronic           - Flexographic printing plate            - Printed circuit
chemicals                consumables                              boards (including
- Metal and plastic    - Offset printing blankets                 our 60% interest in
  finishing products   - Digital inkjet printing                  Grupo Eurocir)
- Synthetic drilling     consumables and equipment
  fluids

------------------------

* EBITDA represents earnings before interest, taxes, depreciation, amortization and extraordinary charge and is presented before the effect of certain other costs and expenses. EBITDA (before certain costs and expenses) as set forth above for each of our segments includes allocations of corporate-wide depreciation of $0.2 million and other expense miscellaneous, net of $2.7 million and is allocated to Advanced Surface Finishes in an amount of $0.5 million, to Graphic Arts of $1.4 million and to Electronic Manufacturing of $0.6 million.

                                  THE OFFERING
                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

Background...........................  On June 20, 2001, we completed a private placement of the old notes. In connection with that private placement, we
                                       entered into a registration rights agreement in which we
                                       agreed, among other things, to complete an exchange offer.

The Exchange Offer...................  We are offering to exchange our new notes which have been registered under the Securities Act of 1933 for a like
                                       principal amount of our outstanding, unregistered old notes.
                                       Old notes may only be tendered in integral multiples of
                                       $1,000 principal amount.

                                       As of the date of this prospectus, $301,500,000 in aggregate principal amount of our old notes is outstanding.

Resale of New Notes..................  We believe that new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

                                       - you are acquiring the new notes in the ordinary course of your business;
                                       - you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to
                                         participate in the distribution of the new notes; and
                                       - you are not our affiliate as defined under Rule 405 of the
                                         Securities Act of 1933.

                                       Each participating broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired as a result of
                                       market-making or other trading activity must acknowledge
                                       that it will deliver a prospectus in connection with any
                                       resale of new notes. See "Plan of Distribution".

Consequences If You Do Not Exchange
  Your Old Notes.....................  Old notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends
                                       restricting their transfer. You will not be able to offer or sell the old notes unless:

                                       - pursuant to an exemption from the requirements of the
                                       Securities Act of 1933; or
                                       - the old notes are registered under the Securities Act of
                                         1933.

                                       After the exchange offer is closed, we will no longer have an obligation to register the old notes, except for some
                                       limited exceptions. See "Risk Factors--Failure to Exchange
                                       Your Old Notes."

Expiration Date......................  5:00 p.m., New York City time, on             , 2001, unless
                                       we extend the exchange offer.

Certain Conditions to the Exchange
  Offer..............................  The exchange offer is subject to certain customary conditions, which we may waive.

Special Procedures for Beneficial
  Holders............................  If you beneficially own old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange
                                       offer, you should contact such registered holder promptly
                                       and instruct such person to tender on your behalf. If you
                                       wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of
                                       transmittal and delivering your old notes, either arrange to have the old notes registered in your name or obtain a
                                       properly completed bond power from the registered holder.
                                       The transfer of registered ownership may take a considerable time.

Withdrawal Rights....................  You may withdraw your tender of old notes at any time before the offer expires.

Accounting Treatment.................  We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The
                                       expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally
                                       accepted accounting principles. See "The Exchange
                                       Offer--Accounting Treatment."

Certain Tax Consequences.............  The exchange pursuant to the exchange offer generally should not be a taxable event for U.S. Federal income tax purposes.

Use of Proceeds......................  We will not receive any proceeds from the exchange or the issuance of new notes in connection with the exchange offer.

Exchange Agent.......................  The Bank of New York is serving as exchange agent in connection with the exchange offer.

             SUMMARY DESCRIPTION OF THE SECURITIES TO BE REGISTERED

    The new notes have the same financial terms and covenants as the old notes, which are as follows:

Issuer...............................  MacDermid, Incorporated

Notes Offered........................  $301,500,000 aggregate principal amount of 9 1/8% Senior
                                       Subordinated Notes due 2011.

Maturity Date........................  July 15, 2011.

Interest.............................  9 1/8% per annum, payable semiannually in arrears on
                                       January 15 and July 15, commencing January 15, 2002.

Ranking..............................  The notes and the subsidiary guarantees rank:

                                       - junior to all of our and the guarantors' existing and
                                       future senior indebtedness and secured indebtedness,
                                         including any borrowings under our senior credit facility;

                                       - equally with any of our and the guarantors' future senior subordinated indebtedness;

                                       - senior to any of our and the guarantors' future
                                       subordinated indebtedness; and

                                       - effectively junior to all existing and future liabilities, including trade payables, of our non-guarantor subsidiaries.

Optional Redemption..................  On or before July 15, 2004, we may redeem up to 35% of the aggregate principal amount of notes originally issued, and any additional notes issued under the same indenture
                                       governing the notes, at a redemption price of 109.125% with the proceeds of public equity offerings.

                                       Before July 15, 2006, we may redeem the notes at our option in whole but not in part at a redemption price equal to 100%
                                       of their principal amount plus the "applicable premium," as defined in "Description of the Notes" at the date of
                                       redemption.

                                       We may redeem any of the notes at any time on or after July
                                       15, 2006, in whole or in part, in cash at the redemption
                                       prices described in this prospectus, plus accrued and unpaid interest and liquidated damages, if any, to the date of
                                       redemption.

Change of Control....................  If a change of control occurs we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. See "Description of the
                                       Notes--Repurchase at the Option of Holders--Change of
                                       Control."

Subsidiary Guarantees................  The notes will be jointly and severally guaranteed on an unsecured senior subordinated basis by our existing and
                                       future domestic restricted subsidiaries which also guarantee our senior credit facility.

Certain Covenants....................  The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

                                       - incur additional indebtedness;

                                       - create liens;

                                       - pay dividends or make other equity distributions;

                                       - purchase or redeem capital stock;

                                       - make investments;

                                       - sell assets or consolidate or merge with or into other
                                       companies; and

                                       - engage in transactions with affiliates.

                                       At such time as the ratings assigned to the notes are
                                       investment grade ratings by both Moody's Investors Services and Standard & Poor's Ratings Group, the foregoing covenants will cease to be in effect with the exception of the
                                       covenants that contain limitations on, among other things, the designation of restricted and unrestricted subsidiaries, certain consolidations, mergers and transfers of assets,
                                       certain types of change of control and liens. These
                                       limitations are subject to a number of important
                                       qualifications and exceptions. See "Description of the
                                       Notes--Certain Covenants."

                                  RISK FACTORS

    Investing in the notes involves substantial risks. See the "Risk Factors" section of this prospectus for a description of certain of the risks you should carefully consider before determining whether to participate in the exchange offer or invest in the notes.

                             ADDITIONAL INFORMATION

    Our executive offices are located at 245 Freight Street, Waterbury, Connecticut 06702-0671. Our telephone number is (203) 575-5700. We were incorporated in Connecticut on January 24, 1922.

         SUMMARY CONSOLIDATED HISTORICAL AND AS ADJUSTED FINANCIAL DATA

    The following table presents selected consolidated financial data for our company for the periods and as of the dates presented. You should read this data in conjunction with the information set forth under "Capitalization" elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, the related notes and the other financial information included in our Annual Report on Form 10-K for fiscal 2001.

    The data under the "As Adjusted Data" caption and the balance sheet data under the column "As Adjusted" adjust the historical information to give effect to the recent issuance of the old notes and our use of the net proceeds therefrom to repay approximately $290.0 million of indebtedness. The adjusted information is presented for illustrative purposes only and does not purport to represent what our actual financial position or results of operations would have been had the offering of the old notes actually been completed on those dates or is not necessarily indicative of our future financial position or results of operations.

    Certain of our acquisitions were accounted for as purchases and one acquisition, the December 1999 acquisition of PTI, Inc., was accounted for as a pooling-of-interests transaction. For further details on the accounting for these acquisitions, see note 1(q) to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2001.

                                                        FISCAL YEAR ENDED MARCH 31,
                                            ----------------------------------------------------
                                              1997       1998       1999       2000       2001
                                            --------   --------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF EARNINGS DATA:
Net sales.................................  $440,297   $528,567   $612,801   $758,080   $794,776
Costs and expenses
  Cost of sales...........................   227,350    270,606    317,668    399,144    440,226
  Selling, technical and administrative...   138,942    155,182    176,385    224,726    230,057
  Amortization of intangibles, primarily
    goodwill..............................     8,777      9,999     12,330     17,563     20,641
  Merger-related costs....................        --         --         --      7,617      1,473
  Restructuring costs.....................        --         --         --         --      6,663
  Impairment charge.......................        --         --         --         --      4,800
  Write-off of acquired R&D...............        --     10,495         --         --         --
                                            --------   --------   --------   --------   --------
                                             375,069    446,282    506,383    649,050    703,860
                                            --------   --------   --------   --------   --------
Operating profit..........................    65,228     82,285    106,418    109,030     90,916
Other income (expense), net...............      (275)      (739)     2,688       (935)    (2,735)
                                            --------   --------   --------   --------   --------
Earnings before interest and taxes........    64,953     81,546    109,106    108,095     88,181
Net interest expense......................   (18,036)   (22,237)   (25,639)   (31,043)   (33,244)
Income taxes..............................   (18,319)   (27,920)   (27,841)   (27,932)   (20,133)
Extraordinary charge(1)...................        --     (1,322)        --     (3,762)        --
                                            --------   --------   --------   --------   --------
Net earnings..............................  $ 28,598   $ 30,067   $ 55,626   $ 45,358   $ 34,804
                                            ========   ========   ========   ========   ========

                                                        FISCAL YEAR ENDED MARCH 31,
                                            ----------------------------------------------------
                                              1997       1998       1999       2000       2001
                                            --------   --------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT RATIOS)
OTHER FINANCIAL DATA:
Depreciation..............................  $ 12,523   $ 12,892   $ 14,522   $ 18,895   $ 22,193
EBITDA (before certain costs and
  expenses)(2)............................    86,253    114,932    135,958    152,170    143,951
EBITDA (before certain costs and expenses)
  margin(2)(3)............................      19.6%      21.7%      22.2%      20.1%      18.1%
Capital expenditures(4)...................  $ 11,669   $ 14,158   $ 20,036   $ 24,039   $ 22,437
Ratio of earnings to fixed charges(5).....      3.57x      3.40x      4.22x      3.13x      2.58x

AS ADJUSTED DATA:
As adjusted net interest expense(6).......                                              $ 42,745
Ratio of EBITDA (before certain costs and
  expenses) to as adjusted net interest
  expense(2)(6)...........................                                                  3.37x
Ratio of net debt to EBITDA (before
  certain costs and expenses)(2)(7).......                                                  3.27x

                                                FISCAL YEAR ENDED MARCH 31,           AS OF MARCH 31, 2001
                                         -----------------------------------------   ----------------------
                                           1997       1998       1999       2000      ACTUAL    AS ADJUSTED
                                         --------   --------   --------   --------   --------   -----------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents..............  $  7,777   $  4,793   $ 19,436   $ 20,116   $ 12,546     $ 12,546
Working capital, net(8)................    91,662    122,128    140,186    164,112    193,408      193,408
Total debt (including current
  portion).............................   194,435    273,529    410,081    411,258    472,884      482,884
Shareholders' equity...................    88,136    106,315    163,350    213,254    230,669      230,669

------------------------

(1) Extraordinary charges result from debt refinancing in the case of fiscal 1998 and the early retirement of debt associated with the PTI, Inc. acquisition in the case of fiscal 2000.

(2) EBITDA (before certain costs and expenses) represents earnings before interest, taxes, depreciation, amortization and extraordinary charge and is presented before the effect of certain other costs and expenses. For fiscal 1998, we have added back a non-cash charge attributable to write-off of acquired R&D of $10,495, which represents write-off of acquired R&D in connection with PTI, Inc.'s acquisition of NAPP Systems, Inc. For fiscal 2000 and fiscal 2001, we have added back the cash charges attributable to merger-related costs of $7,617 and $1,473, respectively, resulting primarily from the acquisition of PTI, Inc. For fiscal 2001, we have added back a cash charge attributable to restructuring costs of $6,663 resulting primarily from severance of management and office support redundancies. For fiscal 2001, we have also added back a non-cash impairment charge of $4,800 primarily resulting from our domestic printed circuit board manufacturing activities. EBITDA (before certain costs and expenses) is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA (before certain costs and expenses) data because we understand such data are used by certain investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of MacDermid's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA (before certain costs and expenses) as presented for MacDermid may not be comparable to EBITDA reported by other companies. EBITDA (before certain costs and expenses) may not be indicative of historical operating results, and we do not mean it to be predictive of future results of operations or cash flows. You should also see the statements of cash flows contained within the historical consolidated financial statements that are included in our Annual Report on Form 10-K for fiscal 2001.

(3) EBITDA (before certain costs and expenses) as a percentage of net sales.

(4) Capital expenditures excludes acquisitions and dispositions of businesses and proceeds from the disposition of fixed assets.

(5) For purposes of computing this ratio, earnings consist of earnings before taxes on income and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. The ratio of earnings to fixed charges plus preferred dividends for fiscal 1997 and fiscal 1998 was 3.24 to 1.0 and 3.36 to 1.0, respectively. In fiscal 1998, we redeemed all of our outstanding redeemable preferred stock.

(6) As adjusted net interest expense has been calculated assuming the recent offering of the old notes occurred and the net proceeds thereof were applied as of April 1, 2000. The following table sets forth a reconciliation of net interest expense to as adjusted net interest expense.

                                                               FISCAL YEAR
                                                                  ENDED
                                                                MARCH 31,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
Net interest expense........................................     $33,244
Adjustment to interest expense and amortization of financing
  fees......................................................       9,501
                                                                 -------
As adjusted net interest expense............................     $42,745
                                                                 =======

    Adjustment to interest expense and amortization of financing fees represents the incremental interest expense that would have been incurred by MacDermid had the recent offering of the old notes been completed on April 1, 2000, after giving effect to the application of the net proceeds thereof.

(7) Net debt is long-term debt, including the current portion of long-term debt, less cash and cash equivalents.

(8) Working capital (net) is defined as current assets excluding cash and cash equivalents, minus the sum of current liabilities, excluding notes payable and current installments of long-term obligations.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE DETERMINING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER OR INVEST IN THE NOTES. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY IMPAIR OUR BUSINESS OPERATIONS.

IF YOU FAIL TO EXCHANGE YOUR OLD NOTES, THEY WILL CONTINUE TO BE RESTRICTED SECURITIES AND MAY BECOME LESS LIQUID.

    Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities law. We will issue new notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer--Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such old notes and of a property completed and duly executed letter of transmittal.

    Because we anticipate that most holders of old notes will elect to exchange such old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the old notes outstanding. Following the exchange offer, if you did not tender your old notes you generally will not have any further registration rights, and such old notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for such old notes could be adversely affected. The old notes are currently eligible for sale pursuant to Rule 144A and Regulation S through the Private Offerings, Resale and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc.

MANY OF OUR CUSTOMERS ARE IN CYCLICAL INDUSTRIES WHICH ARE CURRENTLY EXPERIENCING DOWNTURNS.

    Downturns in the businesses that use our specialty chemicals can adversely affect our sales and operating profit. Many of our customers are in businesses that are cyclical in nature and sensitive to changes in general economic conditions. In fiscal 2001, sales to our customers in the electronics industry, including sales by our Electronics Manufacturing segment, and to our customers in the automotive industry represented approximately 30% and 8%, respectively, of our total sales. In fiscal 2001, our electronic chemicals business was adversely affected by a substantial decline in the technology industry in the United States and, in particular, a significant decrease in end-use demand for rigid printed circuit boards in North America. In the fourth quarter of fiscal 2001, our industrial products sales were adversely affected by a 9% decrease in worldwide auto production as compared to the same period in the prior year and a 15% decrease in domestic auto production as compared to the third quarter of fiscal 2001. Similarly, reduced demand for container board and advertising in fiscal 2001 adversely affected our Graphic Arts segment. These adverse conditions in all three of our business segments have carried over into the quarter ending June 30, 2001. Demand depends, in part, on general economic conditions, and a decline in economic conditions in the industries served by our customers has and may continue to have a material adverse effect on our business.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, LIMIT OUR ABILITY TO GROW AND COMPETE AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES AND OUR OTHER INDEBTEDNESS.

    We will continue to be highly leveraged. The following chart sets forth important credit information on an as adjusted basis after giving effect to the recent offering of the old notes and the use of the net proceeds thereof as of the date specified below:

                                                               AT MARCH 31,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
Total indebtedness..........................................     $482,884
Shareholders' equity........................................      230,669

    The following chart sets forth our ratio of earnings to fixed charges on an actual and as adjusted basis to give effect to the recent offering of the old notes and the use of the net proceeds thereof as if it had occurred at the beginning of the period specified below:

                                                                YEAR ENDED
                                                              MARCH 31, 2001
                                                              --------------
Ratio of earnings to fixed charges..........................      2.58x
As adjusted ratio of earnings to fixed charges..............      2.24x

    In addition, after giving effect to the recent offering of old notes and the use of proceeds thereof, as of March 31, 2001, we would have had $64.8 million of availability under our senior credit facility.

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

    - increase the amount of our interest expense, because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

    - increase our vulnerability to general adverse economic and industry conditions;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

    - make it more difficult for us to satisfy our obligations with respect to the notes;

    - place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

    - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

    See "Description of the Notes," "Capitalization" and "Description of Certain Indebtedness."

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH TO SERVICE OUR DEBT, WHICH MAY REQUIRE US TO REFINANCE OUR INDEBTEDNESS OR DEFAULT ON OUR SCHEDULED DEBT PAYMENTS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt depends on a range of economic, competitive and business factors, many of which are outside our control. We cannot assure you that our business will generate sufficient cash flow from operations or that currently anticipated cost savings and operating improvements will be realized on schedule or at all. If we are unable to meet our expenses and debt obligations, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets or raise equity. We cannot assure you that we would be able to refinance any of our indebtedness, sell assets or raise equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OUR HISTORICAL OPERATING RESULTS MAY BE OF LIMITED USE IN EVALUATING OUR HISTORICAL PERFORMANCE AND PREDICTING FUTURE RESULTS BECAUSE OF OUR USE OF THE PURCHASE METHOD OF ACCOUNTING FOR CERTAIN RECENT ACQUISITIONS.

    Since March 31, 1998, we have engaged in a number of acquisitions, including the December 1998 acquisition of W. Canning, plc, the December 1999 acquisition of PTI, Inc., the June 2000 acquisition of our interest in ColorSpan, the July 2000 acquisition of our Dynacircuits subsidiary and the January 2001 acquisition of our 60% interest in Grupo Eurocir, a Spanish circuit board manufacturer.

    We used the purchase method of accounting for all of these acquisitions except for the PTI, Inc. acquisition, for which we used the pooling-of-interests method of accounting. Therefore, the operating results of each of the acquired businesses for which we used the purchase method of accounting are included in our financial statements only from the date of its acquisition. Because we used the purchase method of accounting, our historical operating results may be of limited relevance in evaluating the historical financial performance of our combined company or predicting our future operating results.

RESTRICTIONS IMPOSED BY THE CREDIT AGREEMENT RELATING TO OUR SENIOR CREDIT FACILITY AND THE INDENTURE GOVERNING THE NOTES RESTRICT OR PROHIBIT OUR ABILITY TO ENGAGE IN OR ENTER INTO SOME BUSINESS OPERATING AND FINANCING ARRANGEMENTS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO TAKE ADVANTAGE OF POTENTIALLY PROFITABLE BUSINESS OPPORTUNITIES.

    The operating and financial restrictions and covenants in our debt instruments, such as the credit agreement relating to our senior credit facility and the indenture governing the notes, may limit our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. Our debt instruments impose significant operating and financial restrictions on us that affect our ability to incur additional indebtedness or create liens on our assets, pay dividends, sell assets, engage in mergers or acquisitions, make investments or engage in other business activities. These restrictions could place us at a disadvantage relative to competitors not subject to such limitations.

    In addition, the credit agreement relating to our senior credit facility requires us to maintain certain financial ratios and prohibits us from prepaying our other indebtedness, including the notes. A breach of any of these requirements or restrictions could result in an event of default under the senior credit facility, and the lenders could declare all amounts outstanding immediately due and payable. If we were unable to repay those amounts, the lenders could enforce the stock pledges granted to them to secure the indebtedness. If the lenders under the senior credit facility accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes. See "Description of Certain Indebtedness" and "Description of the Notes--Certain Covenants."

THE NEW NOTES AND SUBSIDIARY GUARANTEES WILL BE UNSECURED AND JUNIOR TO ALL OF OUR PRESENT AND FUTURE SENIOR DEBT, INCLUDING THE SENIOR CREDIT FACILITY.

    The new notes and the subsidiary guarantees thereof will be unsecured and subordinated in right of payment to all of our and the subsidiary guarantors' present and future senior debt, including all indebtedness under the senior credit facility. As of March 31, 2001, after giving effect to the recent offering of old notes, the notes would have been subordinated to $182.9 million of our senior debt. The effect of this subordination is that if we were to undergo insolvency, liquidation or another reorganization, our assets and the subsidiary guarantors' would be available to pay our obligations on the notes only after all senior debt, including borrowings under the senior credit facility and all interest or other amounts due on the senior debt, is paid in full. We cannot assure you that there will be sufficient assets remaining to pay amounts due on all or any of the notes. The indenture governing the notes does not limit the amount of senior debt we may incur if we satisfy certain fixed charge coverage tests. See "Description of the Notes--Certain Covenants."

    We generally may not pay our obligations on the notes, or repurchase, redeem or otherwise retire the notes if designated senior debt is not paid when due or any default on designated senior debt occurs and the maturity of the senior debt is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived, any acceleration has been rescinded or the senior debt has been paid in full. In addition, if any default exists with respect to designated senior debt and other specified conditions exist, we will be prohibited from making any payments on the notes for a designated period of time. Moreover, our debt under the senior credit facility is secured by liens on 100% of the capital stock of our U.S. subsidiaries and 65% of the capital stock of our non-U.S. subsidiaries. The new notes will be unsecured and therefore do not have the benefit of this collateral. Accordingly, if an event of default occurs under our senior credit facility, the lenders under the senior credit facility will have a security interest in these assets and may foreclose upon this collateral. In that case, these assets would first be used to repay in full amounts outstanding under the senior credit facility and may not be available to repay our obligations on the notes.

WE FACE COMPETITION FROM OTHER CHEMICAL COMPANIES, WHICH COULD ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION.

    Most of our product lines compete against product lines from two or more of our competitors. Some of our competitors are larger, have greater financial resources and have less debt than we do. As a result, these competitors may be better able to withstand a change in conditions within our industry and throughout the economy as a whole. If we do not compete successfully, our business, financial condition and results of operations could be adversely affected.

CHANGES IN OUR CUSTOMERS' PRODUCTS CAN REDUCE THE DEMAND FOR OUR SPECIALTY CHEMICALS.

    Our specialty chemicals are used for a broad range of applications by our customers. Changes, including technological changes, in our customers' products or processes may make our specialty chemicals unnecessary, which would reduce the demand for those chemicals. Recently, one of our major customers changed the material used to manufacture a part for one of its products and no longer needed to use our products with respect to that part. As a result, the customer stopped purchasing one of our specialty chemicals. Other customers may find alternative materials or processes that no longer require our products.

OUR PROFITABILITY COULD BE REDUCED BY DECLINES IN THE AVERAGE SELLING PRICES IN THE SPECIALTY CHEMICALS INDUSTRY.

    Decreases in the average selling prices of our products may have a material adverse effect on our profitability. For example, competition in the electronics segment of the specialty chemicals industry, which accounted for a significant portion of our total sales in fiscal 2001, has led to erosion in certain product prices in the past. Our ability to maintain or increase our profitability will continue to be dependent, in large part, upon our ability to offset decreases in average selling prices by improving production efficiency or by shifting to higher margin chemical products. If we are unable to do so, our business, financial condition and results of operations could be materially and adversely affected.

ENVIRONMENTAL AND HEALTH AND SAFETY LIABILITIES AND REQUIREMENTS COULD REQUIRE US TO INCUR MATERIAL COSTS.

    As manufacturers and distributors of specialty chemicals and systems, we are subject to extensive U.S. and foreign laws and regulations relating to environmental protection and worker health and safety, including those governing:

    - discharges of pollutants into the air and water;

    - the management and disposal of hazardous substances and wastes; and

    - the cleanup of contaminated properties.

    We have incurred, and will continue to incur, significant costs and capital expenditures in complying with these laws and regulations. We could incur significant additional costs, including cleanup costs, civil or criminal fines and sanctions and third-party claims, as a result of past or future violations of or liabilities under environmental laws. For example, we are currently involved in informal negotiations with the federal government regarding alleged criminal violations of the Clean Water Act at our Huntingdon Avenue, Waterbury facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Legal Proceedings" in our Annual Report on Form 10-K for fiscal 2001.

    The nature of our operations and products (including raw materials we handle) exposes us to the risk of liabilities or claims with respect to environmental cleanup and other matters, including those in connection with the disposal of hazardous materials. Some of our manufacturing facilities have an extended history of chemical processes or other industrial activities, and contaminants have been detected at some of our sites, including contamination resulting from historical activities at some of the recently acquired Canning sites. We also have been named as a potentially responsible party at three Superfund sites. Although we do not anticipate that we will be materially affected by environmental remediation costs, or any related claims, at any contaminated or Superfund sites, the discovery of additional contaminants at these or other sites or the imposition of additional cleanup obligations could result in significant additional costs. The ultimate costs and timing of environmental liabilities also are difficult to predict. Liability under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. One liable party could be held responsible for all costs at a site, regardless of fault or the legality of the original disposal.

    In addition, future events, such as changes in or more rigorous enforcement of environmental laws, could require us to make additional expenditures, modify or curtail our operations and/or install pollution control equipment.

OUR SUBSTANTIAL INTERNATIONAL OPERATIONS SUBJECT US TO RISKS NOT FACED BY DOMESTIC COMPETITORS, WHICH INCLUDE UNFAVORABLE POLITICAL, REGULATORY, LABOR AND TAX CONDITIONS IN OTHER COUNTRIES.

    About 53% of our total sales in fiscal 2001 were derived from sales in foreign markets. We expect sales from international markets to represent an increasing portion of our total sales. Accordingly, our business is subject to risks related to the differing legal, political, social and regulatory requirements and economic conditions of many jurisdictions. Risks inherent in international operations include the following:

    - agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system;

    - foreign customers may have longer payment cycles;

    - foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade or investment, including currency exchange controls;

    - U.S. export licenses may be difficult to obtain;

    - intellectual property rights may be more difficult to enforce in foreign countries;

    - fluctuations in exchange rates may affect product demand and may adversely affect the profitability in U.S. dollars of products and services provided by us in foreign markets where payment for our products and services is made in the local currency;

    - general economic conditions in the countries in which we operate could have an adverse effect on our earnings from operations in those countries;

    - unexpected adverse changes in foreign laws or regulatory requirements may occur, including with respect to export duties and quotas;

    - compliance with a variety of foreign laws and regulations may be difficult; and

    - overlap of different tax structures may subject us to additional taxes.

    Our business in emerging markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, upon our ability to succeed in differing legal, regulatory, economic, social and political conditions. We cannot assure you that we will continue to succeed in developing and implementing policies and strategies which will be effective in each location where we do business. Furthermore, we cannot be sure that any of the foregoing factors will not have a material adverse effect on our business, financial condition and results of operations.

OUR OPERATIONS ARE CONDUCTED WORLDWIDE AND OUR RESULTS OF OPERATIONS ARE SUBJECT TO CURRENCY TRANSLATION RISK AND CURRENCY TRANSACTION RISK.

    The financial condition and results of operations of each foreign operating subsidiary are reported in the relevant local currency and then translated to U.S. dollars at the applicable currency exchange rate for inclusion in our financial statements. Exchange rates between these currencies and U.S. dollars in recent years have fluctuated significantly and may do so in the future. In fiscal 2001, we generated approximately 50% of our sales in foreign currency, and we incurred approximately 50% of our total costs in foreign currency. Significant changes in the value of the euro or the pound sterling relative to the U.S. dollar could also have an adverse effect on our financial condition and results of operations and our ability to meet interest and principal payments on euro-denominated and pound-denominated debt, including borrowings under our senior credit facility, and U.S. dollar-denominated debt, including the notes and borrowings under our senior credit facility. In addition to currency translation risks, we incur currency transaction risk whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a different currency from the currency in which it receives revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K. Given the volatility of exchange rates, we cannot assure you that we will be able to effectively manage our currency transaction and/or translation risks or that any volatility in currency exchange rates will not have an adverse effect on our financial condition or results of operations and, therefore, on our ability to make principal and interest payments on our indebtedness, including the notes, when due.

A LARGE PART OF OUR FINANCIAL PERFORMANCE IS DEPENDENT UPON A HEALTHY ECONOMY BEYOND THE UNITED STATES.

    In fiscal 2001, sales abroad accounted for approximately 53% of total sales. As a result, our business is affected by general economic conditions and other factors in Western Europe and most of East Asia, specifically China, Japan and Korea, including fluctuations in gross domestic product, interest rates, market demand, labor costs and other factors beyond our control. The demand for our products is directly affected by such fluctuations. We cannot assure you that events having an adverse effect on the specialty chemicals industry will not occur or continue, such as a downturn in the Western European, Asian or world economies, increases in interest rates, unfavorable currency fluctuations or a slowdown in the construction or electronics manufacturing industries.

WE MAY BE UNABLE TO RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGES IN OUR
INDUSTRY.

    Our future business success will depend upon our ability to maintain and enhance our technological capabilities, develop and market products and applications that meet changing customer needs and successfully anticipate or respond to technological changes on a cost-effective and timely basis. Our inability to anticipate, respond to or utilize changing technologies could have an adverse effect on our business, financial condition or results of operations.

WE RELY ON PATENTS AND CONFIDENTIALITY AGREEMENTS TO PROTECT OUR INTELLECTUAL PROPERTY. OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT OUR FUTURE PERFORMANCE AND GROWTH.

    Protection of our proprietary processes, methods and compounds and other technology is important to our business. Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or having to pay other companies for infringing on their intellectual property rights. We rely on patent, trade secret, trademark and copyright law as well as judicial enforcement to protect such technologies. Some of our technologies are not covered by any patent or patent application, and we cannot assure you that any of our patents will not be challenged, invalidated, circumvented or rendered unenforceable. For example, in April 1999, one of our competitors asserted alleged patent infringement with respect to some of our Multibond 100 products, our superior adhesion, innerlayer bonding technology product line. We expect this matter to go to trial this autumn. If the challenge is successful, we could be required to pay substantial damages and we could lose our ability to sell or use some of our Multibond 100 products in the United States. Furthermore, we cannot assure you that any pending patent application filed by us will result in an issued patent, or if patents are issued to us, that those patents will provide meaningful protection against competitors or against competitive technologies.

    In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in some foreign countries.

    We also rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, we cannot assure you that our confidentiality agreements will not be breached, that they will provide meaningful protection for our trade secrets or proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets and manufacturing expertise. In addition, others may obtain knowledge of our trade secrets through independent development or other access by legal means. The failure of our patents or confidentiality agreements to protect our processes, apparatuses, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have an adverse effect on our business, financial condition or results of operations.

WE MAY NOT BE ABLE TO CONSUMMATE FUTURE ACQUISITIONS OR SUCCESSFULLY INTEGRATE ACQUISITIONS INTO OUR BUSINESS.

    We have made acquisitions of businesses in the recent past and may do so from time to time in the future. The expense incurred in consummating acquisitions of related businesses, or our failure to integrate such businesses successfully into our existing businesses, could result in our company incurring unanticipated expenses and losses. Furthermore, we may not be able to realize any anticipated benefits from acquisitions.

    In connection with our previous or potential future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. We are still integrating some of the businesses we acquired recently. Some of the risks associated with these and future acquisitions include:

    - unexpected losses of key employees or customers of the acquired company;

    - conforming the acquired company's standards, processes, procedures and controls with our operations;

    - coordinating new product and process development;

    - hiring additional management and other critical personnel;

    - negotiating with labor unions; and

    - increasing the scope, geographic diversity and complexity of our operations.

    In addition, we may encounter unforeseen obstacles or costs in such integration and in the integration of other businesses we have or will acquire. Also, the presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition may have a material adverse effect on our business.

WE RELY ON SUPPLIERS OF A VARIETY OF SPECIALTY AND COMMODITY CHEMICALS IN OUR MANUFACTURING PROCESS.

    We use a variety of specialty and commodity chemicals in our manufacturing processes. Our manufacturing operations depend upon obtaining adequate supplies of these raw materials on a timely basis. These raw materials are generally available from numerous independent suppliers. We typically purchase our major raw materials on a contract or as-needed basis from outside sources. The availability and prices of raw materials may be subject to curtailment or change due to, among other things, new laws or regulations, suppliers' allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and worldwide price levels. Our results of operations could be adversely affected if we were unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increased significantly. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. In addition, some of the raw materials that we use are derived from petrochemical-based feedstocks. There have been historical periods of rapid and significant movements in the prices of these feedstocks both upward and downward. We selectively pass changes in the prices of raw materials to our customers from time to time. We cannot always do so, however, and any limitation on our ability to pass through any price increases could have an adverse effect on our business, financial condition or results of operations.

    Any change in the supply of, or price for, these raw materials could materially affect our operating results.

RISING ENERGY COSTS MAY RESULT IN INCREASED OPERATING EXPENSES AND REDUCED NET INCOME.

    Energy costs have risen significantly over the past several months due to the increase in the cost of oil and natural gas and the recent shortages of energy in various states, including California, where we have a warehouse, research laboratory and office facility. Our operating expenses will increase if these costs continue to rise or do not return to historical levels. If we cannot pass these costs on to our customers, our business, financial condition or results of operations may be adversely affected. In addition, rising energy costs also negatively impact our customers and the demand for our products.

OUR PRODUCTION FACILITIES ARE SUBJECT TO OPERATING HAZARDS.

    We are dependent on the continued operation of our production facilities. These production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, and environmental hazards, such as spills, discharges or releases of toxic or hazardous substances and gases, storage tank leaks and remediation complications. These hazards can cause personal injury and loss of life, severe damage to, or destruction of, property and equipment and environmental contamination and other environmental damage and could have an adverse effect on our business, financial condition or results of operations.

WE ARE SUBJECT TO LITIGATION.

    We are a defendant in numerous lawsuits that result from, and are incidental to, the conduct of our business. These suits concern issues including product liability, contract disputes, labor-related matters, patent infringement, environmental proceedings, property damage and personal injury matters. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these matters could have an adverse effect upon our business, financial condition, results of operations or reputation.

WE ARE SUBJECT TO GOVERNMENT REGULATION.

    We are subject to regulation by many U.S. and non-U.S. supranational, national, federal, state and local governmental authorities. In some circumstances, before we may sell some of our products these authorities must approve these products, our manufacturing processes and facilities. We are also subject to ongoing reviews of our products and manufacturing processes.

    In order to obtain regulatory approval of certain new products, we must, among other things, demonstrate to the relevant authority that the product is safe and effective for its intended uses and that we are capable of manufacturing the product in accordance with current regulations. The process of seeking approvals can be costly, time consuming and subject to unanticipated and significant delays. There can be no assurance that approvals will be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain, these approvals would adversely affect our ability to introduce new products and to generate revenue from those products.

    New laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, which could have an adverse effect on our business, financial condition or results of operations.

WE MAY BE ADVERSELY AFFECTED IF WE LOSE DANIEL H. LEEVER OR ANY OTHER MEMBER OF OUR SENIOR MANAGEMENT TEAM.

    We are dependent on the services of Daniel H. Leever and other members of our senior management team to remain competitive in our industry. The loss of Daniel H. Leever or any other member of our senior management team could have an adverse effect on us. In addition, we do not have employment agreements with any members of our senior management team.

THE INTERESTS OF OUR PRINCIPAL SHAREHOLDERS MAY CONFLICT WITH YOUR INTERESTS.

    As of March 31, 2001, our directors, officers and employees held 16.9% of the shares of our common stock either directly or beneficially, and Citicorp Venture Capital Ltd. and its affiliates held 13.6% of the shares of our common stock. By virtue of such stock ownership, such persons have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to stockholders for approval, including the election of our directors and amendment of our charter and bylaws. We cannot assure you that such persons will not exercise their influence over us in a manner detrimental to your interests. See "Security Ownership of Certain Beneficial Owners and Management" in our Definitive Proxy Statement dated
June 7, 2001.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

    Upon a change of control event, if we do not redeem the new notes, each holder of the new notes will have the right to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Our ability to repurchase the new notes upon a change of control event will be limited by the terms of our debt agreements, including the credit agreement relating to our senior credit facility. Upon a change of control event, we may be required to repay immediately the outstanding principal, and any accrued interest or any other amounts, owed by us under our senior credit facility. We may not be able to repay these amounts or obtain the necessary consents under our senior credit facility to repurchase the new notes. The source of funds for any purchase of notes would be our available cash or cash generated from other sources. However, we may not have enough available funds or be able to generate the necessary funds upon a change of control to make any required repurchases of tendered notes. This may result in our having to refinance our outstanding indebtedness, which we may not be able to do on favorable terms or at all.

NOT ALL OF OUR SUBSIDIARIES GUARANTEE OUR OBLIGATIONS UNDER THE NEW NOTES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NOTES.


    Our present and future foreign subsidiaries and domestic unrestricted subsidiaries will not be guarantors of the notes. Our present and future wholly owned domestic subsidiaries will guarantee the notes, except domestic subsidiaries that do not guarantee our senior credit facility, including those that engage only in the business of financing accounts receivable, or that may be designated as unrestricted with respect to the indenture. Payments on the notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. In addition, the historical consolidated financial statements incorporated by reference into this prospectus are presented on a consolidated basis, including both domestic and foreign subsidiaries of MacDermid. The aggregate sales, EBITDA (before certain costs and expenses) and assets for fiscal 2001 of MacDermid's subsidiaries which are not guarantors were $403.2 million, $71.6 million and $380.7 million, respectively, or 50.7%, 49.9% and 43.0%, respectively, of our total sales, EBITDA (before certain costs and expenses) and total assets for fiscal 2001.


    In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the notes are effectively subordinated to the indebtedness of the non-guarantor subsidiaries.

FEDERAL OR STATE LAWS ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID DEBTS, INCLUDING GUARANTEES, AND COULD REQUIRE HOLDERS OF NEW NOTES TO RETURN PAYMENTS RECEIVED FROM US AND THE SUBSIDIARY GUARANTORS.

    If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the new notes and the guarantees of the new notes by our subsidiaries could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under the notes or guarantees of the notes could be voided, or claims in respect of the notes or guarantees of the notes could be subordinated to all other debts of the debtor or guarantor if, among other things, the debtor or guarantor at the time it incurred the indebtedness evidenced by such notes or guaranties:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such debt or guaranty; and

    - one of the following applies:

    - it was insolvent or rendered insolvent by reason of such incurrence;

    - it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

    - it intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by that debtor or guarantor under the new notes or guarantees of the new notes could be voided and required to be returned to the debtor or guarantor, as the case may be, or to a fund for the benefit of the creditors of the debtor or guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor or guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

    - the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

    The new notes are new issues of securities for which there is currently no trading market. We do not intend to apply for listing of the new notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market. In addition, the liquidity of the trading market in the notes, if developed, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally.

                              RECENT DEVELOPMENTS

    We are currently experiencing business conditions as difficult as we have ever seen. Demand declined in the end-use markets for each of our business segments in fiscal 2001 and has continued to decline into the quarter ending June 30, 2001. We are disappointed with the performance of our electronics manufacturing facility in Chicago, which lost over $2 million in each of the fiscal quarters ending December 31, 2000 and March 31, 2001, and are considering relocating these operations to Spain, which we anticipate will reduce our losses. We believe the electronics market will improve once inventories have worked through the system. As a result, although we are concerned about the period of two consecutive fiscal quarters ending September 30, 2001, market improvement, coupled with the reduction of our electronics manufacturing losses, causes us to be optimistic about the two fiscal quarters thereafter.

    On May 21, 2001, our board of directors voted to pay a dividend of $0.02 per share on July 3, 2001 to shareholders of record at the close of business on June 15, 2001. On May 21, 2001, our board of directors also voted to change our fiscal year to the calendar year, effective December 31, 2001, in order to obtain clarity in communicating to our shareholders and to conform with global industry standards.

                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer.

                                 CAPITALIZATION

    The following table sets forth our consolidated capitalization as of March 31, 2001 on a historical basis and as adjusted to give effect to the recent offering of old notes. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for fiscal 2001.

                                                               AS OF MARCH 31, 2001
                                                              -----------------------
                                                                         AS ADJUSTED
                                                               ACTUAL    FOR OFFERING
                                                              --------   ------------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................  $ 12,546      $ 12,546
                                                              ========      ========
Long-term debt, including current portion:
  Revolving loan(1).........................................  $144,340      $143,877
  Term loan.................................................   289,545            --
  Other(2)..................................................    38,999        38,999
  9 1/8% Senior Subordinated Notes due 2011.................        --       300,008
                                                              --------      --------
    Total long-term debt, including current portion.........   472,884       482,884
                                                              --------      --------
  Shareholders' equity:
    Common stock: authorized 75,000,000 shares; issued
      45,408,464 shares actual and as adjusted at stated
      value of $1.00 per share..............................    45,408        45,408
Additional paid-in capital..................................    16,437        16,437
Retained earnings...........................................   249,460       249,460
Accumulated other comprehensive income
  Equity adjustment from foreign currency translation.......   (12,659)      (12,659)
  Equity adjustment from additional minimum pension
    liability...............................................    (9,670)       (9,670)
Less cost of common shares in treasury; 14,277,610 actual
  and as adjusted...........................................   (58,307)      (58,307)
                                                              --------      --------
  Total shareholders' equity................................   230,669       230,669
                                                              --------      --------
    Total capitalization....................................  $703,553      $713,553
                                                              ========      ========

------------------------

(1) Borrowings of up to $215 million are available under the senior credit facility on a revolving basis and are available for general corporate purposes, including acquisitions.

(2) Borrowings of up to approximately $75 million may be made under various uncommitted working capital lines of credit on a revolving basis for general corporate purposes, including acquisitions.

        SELECTED CONSOLIDATED HISTORICAL AND AS ADJUSTED FINANCIAL DATA

    The following table sets forth our selected consolidated historical financial data. We derived the historical consolidated financial data as of March 31, 2000 and March 31, 2001 and for the fiscal years ended March 31, 1999, March 31, 2000 and March 31, 2001 from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for fiscal 2001. We derived the historical consolidated financial data as of March 31, 1999 and for the fiscal year ended March 31, 1998 from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for fiscal 2000. We derived the historical consolidated financial data as of March 31, 1997 and March 31, 1998 and for the fiscal year ended March 31, 1997 from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for fiscal 1998, adjusted to reflect the December 1999 acquisition of PTI, Inc. which was accounted for as a pooling-of-interest transaction. This information should be read in conjunction with the information set forth under "Capitalization" included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for fiscal 2001.

    The data under the "As Adjusted Data" caption and the balance sheet data under the column heading "As Adjusted" adjust the historical information to give effect to the recent issuance of the old notes and our use of the net proceeds thereof to repay approximately $290.0 million of indebtedness. The adjusted information is presented for illustrative purposes only and does not purport to represent what our actual financial position or results of operations would have been had the recent offering of the old notes actually been completed on those dates or is not necessarily indicative of our future financial position or results of operations.

    Certain of our acquisitions were accounted for as purchases and one acquisition, the December 1999 acquisition of PTI, Inc., was accounted for as a pooling-of-interests transaction. For further details on the accounting for these acquisitions, see note 1(q) to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2001.

                                                        FISCAL YEAR ENDED MARCH 31,
                                            ----------------------------------------------------
                                              1997       1998       1999       2000       2001
                                            --------   --------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF EARNINGS DATA:
Net sales.................................  $440,297   $528,567   $612,801   $758,080   $794,776
Costs and expenses
  Cost of sales...........................   227,350    270,606    317,668    399,144    440,226
  Selling, technical and administrative...   138,942    155,182    176,385    224,726    230,057
  Amortization of intangibles, primarily
    goodwill..............................     8,777      9,999     12,330     17,563     20,641
  Merger-related costs....................        --         --         --      7,617      1,473
  Restructuring costs.....................        --         --         --         --      6,663
  Impairment charge.......................        --         --         --         --      4,800
  Write-off of acquired R&D...............        --     10,495         --         --         --
                                            --------   --------   --------   --------   --------
                                             375,069    446,282    506,383    649,050    703,860
                                            --------   --------   --------   --------   --------
Operating profit..........................    65,228     82,285    106,418    109,030     90,916
Other income (expense), net...............      (275)      (739)     2,688       (935)    (2,735)
                                            --------   --------   --------   --------   --------
Earnings before interest and taxes........    64,953     81,546    109,106    108,095     88,181
Net interest expense......................   (18,036)   (22,237)   (25,639)   (31,043)   (33,244)
Income Taxes..............................   (18,319)   (27,920)   (27,841)   (27,932)   (20,133)
Extraordinary charge(1)...................        --     (1,322)        --     (3,762)        --
                                            --------   --------   --------   --------   --------
Net earnings..............................  $ 28,598   $ 30,067   $ 55,626   $ 45,358   $ 34,804
                                            ========   ========   ========   ========   ========

                                                        FISCAL YEAR ENDED MARCH 31,
                                            ----------------------------------------------------
                                              1997       1998       1999       2000       2001
                                            --------   --------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT RATIOS)
OTHER FINANCIAL DATA:
Depreciation..............................  $ 12,523   $ 12,892   $ 14,522   $ 18,895   $ 22,193
EBITDA (before certain costs and
  expenses)(2)............................    86,253    114,932    135,958    152,170    143,951
EBITDA (before certain costs and expenses)
  margin(2)(3)............................      19.6%      21.7%      22.2%      20.1%      18.1%
Capital expenditures(4)...................  $ 11,669   $ 14,158   $ 20,036   $ 24,039   $ 22,437
Ratio of earnings to fixed charges(5).....      3.57x      3.40x      4.22x      3.13x      2.58x
STATEMENT OF EARNINGS DATA:
AS ADJUSTED DATA:
As adjusted net interest expense(6).......                                              $ 42,745
Ratio of EBITDA (before certain costs and
  expenses) to as adjusted net interest
  expense(2)(6)...........................                                                  3.37x
Ratio of net debt to EBITDA (before
  certain costs and expenses)(2)(7).......                                                  3.27x

                                             FISCAL YEAR ENDED MARCH 31,           AS OF MARCH 31, 2001
                                      -----------------------------------------   ----------------------
                                        1997       1998       1999       2000      ACTUAL    AS ADJUSTED
                                      --------   --------   --------   --------   --------   -----------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents...........  $ 7,777    $ 4,793    $19,436    $20,116    $12,546      $12,546
Working capital, net(8).............   91,662    122,128    140,186    164,112    193,408      193,408
Total debt (including current
  portion)..........................  194,435    273,529    410,081    411,258    472,884      482,884
Shareholders' equity................   88,136    106,315    163,350    213,254    230,669      230,669

------------------------

(1) Extraordinary charges result from debt refinancing in the case of fiscal 1998 and the early retirement of debt associated with the PTI, Inc. acquisition in the case of fiscal 2000.

(2) EBITDA (before certain costs and expenses) represents earnings before interest, taxes, depreciation, amortization and extraordinary charge and is presented before the effect of certain other costs and expenses. For fiscal 1998, we have added back a non-cash charge attributable to write-off of acquired R&D of $10,495, which represents write-off of acquired R&D in connection with PTI, Inc.'s acquisition of NAPP Systems, Inc. For fiscal 2000 and fiscal 2001, we have added back the cash charges attributable to merger-related costs of $7,617 and $1,473, respectively, resulting primarily from the acquisition of PTI, Inc. For fiscal 2001, we have added back a cash charge attributable to restructuring costs of $6,663 resulting primarily from severance of management and office support redundancies. For fiscal 2001, we have also added back a non-cash impairment charge of $4,800 primarily resulting from our domestic printed circuit board manufacturing activities. EBITDA (before certain costs and expenses) is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA (before certain costs and expenses) data because we understand such data are used by certain investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of MacDermid's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA (before certain costs and expenses) as presented for MacDermid may not be comparable to EBITDA reported by other companies. EBITDA (before certain costs and expenses) may not be indicative of historical operating results, and we do not mean it to be predictive of future results of operations or cash flows. You should also see the statements of cash flows contained within the historical consolidated financial statements that are included in our Annual Report on Form 10-K for fiscal 2001.

(3) EBITDA (before certain costs and expenses) as a percentage of net sales.

(4) Capital expenditures excludes acquisitions and dispositions of businesses and proceeds from the disposition of fixed assets.

(5) For purposes of computing this ratio, earnings consist of earnings before taxes on income and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. The ratio of earnings to fixed charges plus preferred dividends for fiscal 1997 and fiscal 1998 was 3.24 to 1.0 and 3.36 to 1.0, respectively. In fiscal 1998, we redeemed all of our outstanding redeemable preferred stock.

(6) As adjusted net interest expense has been calculated assuming the recent offering of the old notes occurred and the net proceeds thereof were applied on the net proceeds as of April 1, 2000. The following table sets forth a reconciliation of net interest expense to as adjusted net interest expense.

                                                               FISCAL YEAR
                                                                  ENDED
                                                              MARCH 31, 2001
                                                              --------------
                                                              (IN THOUSANDS)
Net interest expense........................................     $33,244
Adjustment to interest expense and amortization of financing
  fees......................................................       9,501
                                                                 -------
As adjusted net interest expense............................     $42,745
                                                                 =======

    Adjustment to interest expense and amortization of financing fees represents the incremental interest expense that would have been incurred by MacDermid had the recent offering of the old notes been completed on April 1, 2000, after giving effect to the application of the net proceeds thereof.

(7) Net debt is long-term debt, including the current portion of long-term debt, less cash and cash equivalents.

(8) Working capital (net) is defined as current assets excluding cash and cash equivalents, minus the sum of current liabilities, excluding notes payable and current installments of long-term obligations.

                                    BUSINESS

GENERAL


    We are a leading global producer of specialty chemicals and certain related equipment for a broad range of applications, including electronics, metal and plastic finishing, graphic arts and printing and offshore drilling. We have developed strong long-term relationships with thousands of customers worldwide that we serve through our 36 facilities in 23 countries. We have dedicated research and development chemists who work closely with our customers to develop specialty chemical formulations that are tailored to our customers' specific needs. In addition, our sales force, most of whom have technical degrees, are knowledgeable about our customers' end-use applications and frequently visit their facilities in order to monitor the performance of our products in their manufacturing processes. Our product formulations generally represent a small portion of the total cost of our customers' finished products but are critical to enhancing the performance of these products, improving the efficiency of their manufacturing processes and reducing their total costs. Our portfolio of more than 1,500 technologically advanced, high value-added, proprietary chemical compounds provides us with leading market shares in a wide variety of attractive niche markets. Through strategic acquisitions and internally generated growth, we have increased our net sales from $440.3 million in fiscal 1997 to $794.8 million in fiscal 2001, representing a compound annual growth rate of approximately 15.9%. Over this same period, by managing costs and consolidating operations, our EBITDA (before certain costs and expenses) has grown from $86.3 million to $144.0 million, representing a compound annual growth rate of approximately 13.7%.


    We were incorporated in 1922 and our shares have been traded on the New York Stock Exchange since 1998. Between 1966 and 1998 our stock was quoted on the NASDAQ stock market. Based on our closing share price as of June 1, 2001 we had an equity market capitalization of approximately $546.5 million. Our employees and directors own approximately 16.9% of our fully diluted shares.

    In fiscal 2001, we generated approximately 50%, 33% and 17% of our net sales from North and South America, Europe and Asia, respectively. We operate in three segments on a global basis: Advanced Surface Finishes, Graphic Arts and Electronics Manufacturing.

                       FISCAL 2001 NET SALES AND EBITDA*
                                 (IN MILLIONS)

    Chart of four boxes, one on top of the other three. The top box contains the words 'MacDermid, Incorporated' and the three below, from left to right, contain the words 'Advanced Surface Finishes,' 'Graphic Arts,' and 'Electronics Manufacturing', respectively.

NET                $  447.9                            $  311.8                        $   35.1
  SALES
EBITDA*              90.3                                56.1                            (2.5)

         -  Electronic chemicals            -  Flexographic printing plate   -  Printed circuit boards
         -  Metal and plastic                  consumables                      (including our 60%
            finishing products              -  Offset printing blankets         interest in Grupo Eurocir)
         -  Synthetic drilling fluids       -  Digital inkjet printing
                                               consumables and equipment

------------------------------

* EBITDA represents earnings before interest, taxes, depreciation, amortization and extraordinary charge and is presented before the effect of certain other costs and expenses. EBITDA (before certain costs and expenses) as set forth above for each of our segments includes allocations of corporate-wide depreciation of $0.2 million and other expense miscellaneous, net of $2.7 million and is allocated to Advanced Surface Finishes in an amount of $0.5 million, to Graphic Arts of $1.4 million and to Electronic Manufacturing of $0.6 million.

COMPETITIVE STRENGTHS

    MARKET LEADERSHIP. We have significant market share and a top three position worldwide in many of our product lines in Advanced Surface Finishes and Graphic Arts. Our leadership is due in large part to our global presence, with facilities in 23 countries, and our ability to support our customers by providing them with a high level of service and local access. In both printed circuit board chemistries and metal and plastic finishing chemistries, we are among the top three providers worldwide with a major presence in North America, Europe and Southeast Asia. We are a leading supplier of flexographic and offset printing consumables and systems worldwide and we are the leader in high resolution, high speed, wide format photo-realistic digital printing.

    HIGH VALUE-ADDED SPECIALTY PRODUCTS. We currently hold more than 190 nonexpired U.S. patents and 448 nonexpired foreign patents for our product formulations. We work closely with our customers to develop specialized, high value-added products that are tailored to suit their needs, and we continually invest in research and development to refine and improve the performance of our products in our customers' operations. Our product formulations generally represent a small portion of the total cost of our customers' finished products but are critical to enhancing the performance of these products, improving the efficiency of our customers' manufacturing processes and reducing their total costs. Our emphasis on customized solutions has helped us establish and maintain customer loyalty. These factors enable us to achieve consistent, attractive profit margins while adding value for our customers.

                  MACDERMID'S HISTORICAL GROSS PROFIT MARGINS

    Bar graph showing MacDermid's Historical Gross Profit Margins as follows:
3/92 -- 44.9%, 3/93 --46.3%, 3/94 -- 48.7%, 3/95 -- 48.3%, 3/96 -- 45.7%, 3/97
-- 48.4%, 3/98 -- 48.8%, 3/99 -- 48.2%, 3/00 --47.3% and 3/01* --44.6%.

------------------------

*    Including our newly acquired Electronics Manufacturing segment.

    LOW FIXED COST STRUCTURE AND STABLE CASH FLOWS. We have consistently generated positive cashflow due to our high margin and differentiated product portfolio, our diverse and global customer base, our focus on minimizing fixed costs and our low capital spending requirements. We generate revenues from thousands of customers in North America, Europe and Asia, not one of which accounted for more than 5% of our net sales in fiscal 2001. We continually evaluate opportunities to eliminate overhead and minimize fixed costs, and we formulate our proprietary products using a wide variety of chemicals which provides us with stable material costs. No single raw material accounted for more than 5% of our raw materials costs for fiscal 2001. Our emphasis on providing customers with tailored solutions has helped us establish and maintain strong customer loyalty. Our ability to blend proprietary formulations with raw materials from third parties enables us to make relatively low capital expenditures in comparison to our cashflows from operations.

    ESTABLISHED AND PROVEN INFRASTRUCTURE. The combination of our global presence, strong commitment to research and development, dedication to customer service and broad range of specialty products provides us with an established and proven infrastructure that we believe uniquely positions us to be a worldwide leader in our major businesses. In printed circuit board chemistries, we are one of the few producers with the worldwide infrastructure necessary to deliver the products and the level of technical service necessary to meet the needs of our transnational customers. In metal and plastic chemistries, we have the established technical sales and service force necessary to compete successfully. In the graphic arts business, our significant investments in research and development have produced market leading products.

    EXPERIENCED MANAGEMENT TEAM WITH SIGNIFICANT EQUITY OWNERSHIP. Our senior management team is led by Dan Leever, our Chairman and Chief Executive Officer, who has over 18 years of experience at MacDermid. Mr. Leever has been the driving force behind our streamlining efforts over the past several years, and his management team has successfully integrated more than 14 acquisitions over the past 10 years. Our senior management team has on average 15 years of experience in the specialty chemical market or other similar industrial fields. Furthermore, our directors, management and employees own approximately 16.9% of our stock on a fully diluted basis, thereby aligning their interests with those of our shareholders.

BUSINESS STRATEGY

    Our strategy is to maximize cash flow by building our core businesses, actively managing our business portfolio and vigorously pursuing operational efficiencies.

    BUILD OUR CORE BUSINESSES. We believe that we can capitalize on our technical capabilities, strong customer relationships, in-depth end-use application know-how and industry knowledge to generate incremental revenue by pursuing the following opportunities:

    - EXTEND PRODUCT BREADTH: We expect to extend many of our product offerings through the development or acquisition of new, related formulations. In our Advanced Surface Finishes group, we recently launched a variety of newly developed products including Sterling-Registered Trademark-, a new process for enhancing the ability to effectively solder components to printed circuit boards.

    - DEVELOP NEW END-USE APPLICATIONS: We intend to expand our product offerings by modifying existing formulations to meet new end-use applications. For example, we recently launched our Chemidize-Registered Trademark- product line, which is used to treat aluminum aircraft bodies prior to painting in order to improve paint adhesion.

    - CONTINUE TO GROW INTERNATIONALLY WITH OUR CUSTOMERS: We expect to continue to grow internationally with our existing multinational customers as they continue to penetrate emerging regions. In early 2000, we completed construction of a new manufacturing facility in China to service customers there and in other areas of Asia. We also expect to enter into strategic alliances in areas where we can utilize our relationships to serve both current and new customers.

    ACTIVELY MANAGE BUSINESS PORTFOLIO. We have organized our businesses by the end-use applications we serve and we continually evaluate opportunities to optimize our business portfolio. The diversity of end-use applications for our products provides growth opportunity from product-line extensions and insulation from industry-specific disruptions. This also allows us to efficiently allocate resources to those businesses that address industries with the most attractive prospects.

    PURSUE OPERATIONAL EFFICIENCIES. We continuously focus on opportunities to reduce operating expenses through consolidation, rationalization, and acquisition integration. For example, we completed a comprehensive cost savings and restructuring program in fiscal 2001 that we expect to result in annual savings of approximately $15 million beginning over the next twelve months. Our ability to reduce costs provides us with funds for growth and investment and enhances our competitiveness.

SEGMENTS AND PRODUCTS

    Our business consists of three segments: Advanced Surface Finishes, Graphic Arts and Electronics Manufacturing.

ADVANCED SURFACE FINISHES

    In our Advanced Surface Finishes group we develop, manufacture, market and support proprietary specialty chemical products used for the production of printed circuit boards and for general finishing of metals and plastics. Offering the widest product range in the industry through a global network of customer support facilities, we have become a leading supplier of process consumables for use in the manufacture of printed circuits and general surface finishing. We offer our customers customized service and support in order to ensure that our chemical products meet their varied and specialized needs. We have a diverse group of customers including, among others, Altron Inc., Boeing Company, Hadco Corporation, Harley-Davidson, Inc., Hewlett-Packard Company, International Business Machines Corporation (IBM) and ViaSystems, Inc.

    We have focused on developing new products that add value to our customers' end products and manufacturing processes. We have also focused on providing chemical products that are more environmentally friendly and safer to use.

    The following is a representative list of products in our Advanced Surface Finishes group, their uses and our competitors with respect to such products:

CATEGORY                               PRODUCT              DESCRIPTION/USE          PRINCIPAL COMPETITORS
--------                        ---------------------  --------------------------  --------------------------
ELECTRONIC CHEMICALS:

  Electroless Copper..........  M-Systems-Registered   Plating copper on printed   Cookson Group plc, Rohm &
                                Trademark-             circuit board               Haas Company
                                MaCuDep-TM-            through holes and other
                                UltraDep-TM-           plastic and metal surfaces

  Etchants....................  UltraEtch-TM-          Etchants for removing       Cookson, Rohm & Haas
                                CircuEtch-TM-          copper from surfaces
                                M-Systems-Registered   and/or increasing adhesion
                                Trademark-             to surfaces

  Imaging Products............  Aquamer-Registered     Dry film and liquid         Ciba Specialty Chemicals,
                                Trademark-             photochemical products      E.I. du Pont de Nemours
                                Microtrace-Registered  used in imaging printed     and Company, Rohm & Haas
                                Trademark-             circuit boards
                                Acumask-Registered
                                Trademark-
                                Macumask-TM-

  Oxides......................  Multibond-Registered   Increasing adhesion         Rohm & Haas, Cookson,
                                Trademark-             between layers of           Total Fina Elf S.A.
                                Omnibond-TM-           multilayer printed circuit
                                Macubond-TM-           boards

CATEGORY                               PRODUCT              DESCRIPTION/USE          PRINCIPAL COMPETITORS
--------                        ---------------------  --------------------------  --------------------------
INDUSTRIAL PRODUCTS:

  Pre-Treatment and             Isobrite-Registered    Cleaning and preparing      Cookson, Rohm & Haas,
    Cleaning..................  Trademark-             surfaces for further        Total Fina Elf
                                Metex-Registered       processing
                                Trademark-
                                Anodex-Registered
                                Trademark-
                                Isoprep-Registered
                                Trademark-

  Functional Coatings.........  Iridite-Registered     Enhancing corrosion         Cookson, Total Fina Elf
                                Trademark-             resistance in a variety of
                                Macrobite-TM-          products
                                Tri-Pass-TM-
                                Kenlevel-Registered
                                Trademark-
                                Isobrite-Registered
                                Trademark-

  Electroless Nickel..........  NiClad-Registered      Plating nickel onto a       Cookson, OM Group, Total
                                Trademark-             variety of surfaces for     Fina Elf
                                ElNic-TM-              functional purposes
                                Vandaloy-TM-

  Decorative Products.........  Trimac-TM-             Decorative plating and      Cookson, Total Fina Elf
                                Envirochrome-TM-       finishing products
                                MaCrome-TM-
                                Isobrite-Registered
                                Trademark-

  Offshore Fluids.............  Oceanic                Variety of hydraulic        BP Amoco, Houghton
                                Erifon                 applications used on off-
                                                       shore drilling platforms

GRAPHIC ARTS

    Our Graphic Arts group develops, manufactures, markets and supports a wide array of consumable products used in the printing industry. We are the leading manufacturer of liquid photopolymer resins and related platemaking equipment for the commercial printing industry. We are also a leading supplier of offset printing blankets, solid photopolymer flexographic printing plate materials and related printing products.

    We believe that our printing products offer consistently high performance and reliability, factors which are particularly important since these products represent a small portion of our customers' production cost, yet significantly affect the quality of the printed product.

    Product groups marketed by the Graphic Arts group and our primary competitors in these areas include:

CATEGORY                        PRODUCT            DESCRIPTION/USE            PRINCIPAL COMPETITORS
--------                      ------------   ----------------------------  ----------------------------
Liquid Photopolymers........  Merigraph-Registered Manufacturing flexographic Chemence, Inc., Asahi,
                              Trademark-     printing plates used          Printing and Packaging Co.,
                                             primarily for container       Ltd.
                                             board applications

Solid Sheet Photopolymers...  Epic-Registered Manufacturing flexographic   Asahi, BASF AG, DuPont
                              Trademark-     printing plates used in a
                              Flex-Light-Registered wide variety of publishing
                              Trademark-     applications

Offset Printing Blankets....                 Wide variety of printing      Day & Zimmerman
                                             applications for ink          International, Inc.,
                                             transfer                      J.R. Reeves Company

Newspaper Plate.............  NappFlex       Wide range of newspaper       Offset and Flexographic
                                             printing applications         Suppliers

Wide Format Digital Photo-
  Realistic Printing........  ColorSpan      Inks and other equipment for  --
                                             wide format photo-realistic
                                             printing

ELECTRONICS MANUFACTURING

    Operations in our Electronics Manufacturing group consist of our 60% equity interest in Grupo Eurocir, a printed circuit board manufacturing business located in Spain, and one printed circuit board manufacturing facility in the United States, the operations of which we are currently considering consolidating into the Spanish facility. Grupo Eurocir is a group of unrestricted subsidiaries for purposes of the notes. We acquired these assets in fiscal 2001 in order to further develop our proprietary ViaTek-Registered Trademark- system, which we may license. ViaTek-Registered Trademark- is a heavily patented revolutionary process for the cost-effective manufacture of double-sided printed circuit boards. This new technology provides for lower manufacturing costs compared to traditional processing and is well suited for automated high-volume manufacturing applications. Our rights to the ViaTek-Registered Trademark- technology are held by restricted subsidiaries. We have no plans at the present time to expand our Electronics Manufacturing operations.

    Although a wide array of competitors exist in the single and double sided printed circuit board market, no competitors are known to utilize the ViaTek-REGISTERED TRADEMARK- process since it is heavily patented.

SALES, MARKETING AND DISTRIBUTION

    Our salesforce of more than 1,000 professionals consists of separate teams dedicated to Advanced Surface Finishes, Graphic Arts and Electronics Manufacturing. Most of our salesforce have undergraduate or graduate degrees in chemistry or chemical engineering and are highly knowledgeable about our customers' manufacturing processes and end products, which enables them to add significant value for our customers. Our salesforce typically interacts with people in our customers' engineering and research and development departments.

    Our principal sales and marketing strategies include focusing on end-use applications, a strong cooperative development among salespersons, technical staff and customers and a decentralized worldwide organization which facilitates the effective sale of our products on a local basis. We maintain finished goods inventory at locations throughout the United States and in the foreign countries in which we operate so that we may meet the rapid delivery requirements of our customers. This impacts our working capital requirements because we make a considerable investment in inventories to service our customers. Customer payment terms, which vary by country, are generally in accord with local industry practice.

    No material portion of our business is subject to re-negotiation of profits or termination of contracts or subcontracts at the election of government entities. No material portion of our business is seasonal.

CUSTOMERS

    We serve thousands of customers worldwide, many of which are multinational corporations. No major portion of our business is dependent upon a single customer or a few customers. The loss of any one of our customers would not have a materially adverse effect on our business. No single customer represented more than 5% of our total sales for fiscal 2001.

RESEARCH AND DEVELOPMENT

    Our research and development staff includes 183 people, the majority of whom hold undergraduate or advanced technical degrees. We spent approximately
$21.5 million, $22.5 million and $24.5 million during fiscal years 1999, 2000 and 2001, respectively, on research and development activities. Substantially all research and development activities were sponsored by us with the greater percentage related to the development of new products.

    We have a long history as an industry innovator, creating proprietary, high-performance materials for our customers. These products are derived from a broad range of technology platforms developed either internally or externally through licensing, acquisition or joint technological alliances with global suppliers and customers.

    Our research and development staff works with both our sales force and customers to utilize our wide spectrum of technology platforms and processing capabilities to produce one of the most comprehensive product offerings in the specialty chemicals industry. Our successful record of technological innovation is evidenced by the more than 190 non-expired U.S. patents and 448 non-expired foreign patents that we own. In addition, a significant portion of our technology is maintained as trade secrets.

PATENTS, TRADEMARKS AND LICENSES

    We own more than 190 non-expired U.S. patents and 448 non-expired foreign patents, and we have more than 20 patent applications pending in the U.S. The patents owned by us are important to our business and have varying remaining lives. Although certain of our patents are increasingly more important to our business, we believe that our ability to provide technical and testing services to our customers and to meet the rapid delivery requirements of our customers is equally, if not more, important than these patents. In addition, we have many proprietary products that are not covered by patents and which make a large contribution to our total sales. Further, we own a number of domestic and foreign trade names and trademarks which we consider to be of value in identifying our company and our products. We neither hold nor have granted any franchises or concessions.

RAW MATERIALS

    We use in excess of 1,100 chemicals as raw materials in the manufacture of our proprietary products. With few exceptions, several domestic sources of supply are available for all such raw materials and for resale chemicals, supplies and equipment. During fiscal 2001, we experienced no significant difficulties in obtaining raw materials essential to our business. No single raw material accounted for more than 5% of our raw materials costs for fiscal 2001.

FOREIGN OPERATIONS

    In Europe, we market our proprietary products through our wholly owned subsidiaries. European sales are made from inventory stock through more than 360 sales and service representatives who are employed by our subsidiaries located in France, Germany, Great Britain, Italy, Holland, Spain, Sweden and Switzerland. We own and operate subsidiary manufacturing facilities in Spain, Great Britain, Germany and France. In Germany, our wholly owned subsidiary manufactures and markets equipment in conjunction with the proprietary chemical business.

    In the Asia/Pacific region, we market our proprietary products through our wholly owned subsidiaries in Australia, China/Hong Kong, Japan, Korea, New Zealand, Singapore, and Taiwan, and sales are made through more than 200 sales and service representatives who are employed by our local subsidiaries. In addition, sales are made in India, Malaysia, The Philippines and Thailand directly or through distributors. We own and operate subsidiary manufacturing facilities in China, Taiwan, Australia and New Zealand. In Taiwan, our wholly owned subsidiary manufactures and markets equipment in conjunction with the proprietary chemical business.

    In other foreign markets certain of our proprietary chemicals are manufactured and sold and in certain countries in South America, Europe and Asia, our products are sold through distributors or manufactured and sold through licensees.

EMPLOYEES

    We employed approximately 4,000 full time, regular employees as of March 31, 2001, including 183 employed in research and development and approximately 1,100 in sales and marketing.

PROPERTIES/MANUFACTURING FACILITIES

                                                 PROPERTIES OWNED BY THE COMPANY
                                             ---------------------------------------
LOCATION                                       USE*      SIZE OF BUILDING OR ACREAGE
--------                                     ---------   ---------------------------
Vernon, CT.................................  V               7,000 sq. ft.
Waterbury, CT..............................  O              51,700 sq. ft.
Waterbury, CT..............................  L/S            62,000 sq. ft.
Waterbury, CT..............................  O/M/L/W        180,000 sq. ft.
Waterbury, CT..............................  T                 31 acres
Middletown, DE.............................  O/M/L/W        85,520 sq. ft.
Ferndale, MI...............................  O/M/W          75,000 sq. ft.
New Hudson, MI.............................  L/O            15,000 sq. ft.
Waukeegan, IL..............................  V              25,000 sq. ft.
Waukeegan, IL..............................  T                 1.3 acres
Adams, MA..................................  O/M/W          130,000 sq. ft.
Morristown, TN.............................  O/M/W          250,000 sq. ft.
Atlanta, GA................................  O/L            65,000 sq. ft.
San Marcos, CA.............................  O/M/L/W        235,000 sq. ft.
Cedar Rapids, IA...........................  O/M/W          12,533 sq. ft.
Barcelona, Spain...........................  O/M/L/W        31,000 sq. ft.
Telford, England...........................  O/M/L/W        43,000 sq. ft.
Birmingham, England........................  O/M/L/W        110,000 sq. ft.
Birmingham, England........................  M/W            20,000 sq. ft.
Sheffield, England.........................  L/W             4,500 sq. ft.
Wigan, England.............................  O/M/W          65,000 sq. ft.
Villemeux, France..........................  O/M/W          50,000 sq. ft.
Eure, France...............................  O/M/L/W        41,000 sq. ft.
Cernay, France.............................  O/M/W          235,000 sq. ft.
Steinbach, France..........................  M/W            150,000 sq. ft.
Eureux, France.............................  M/W            68,000 sq. ft.
Dusseldorf, Germany........................  M               7,000 sq. ft.
Zulpich, Germany...........................  O/M            12,000 sq. ft.
Hsin Chu, Taiwan...........................  O/M/W          30,000 sq. ft.
Hong Kong, China...........................  O/L/W          30,000 sq. ft.
Panyu, China...............................  O/M/W          64,000 sq. ft.

------------------------

* O =  Office

M =  Manufacturing

L =  Laboratory/Research

W =  Warehouse

S =  Service Center

T =  Tract of Land

V =  Vacant

    We also own property in Birmingham, Wigan and Doitwich, England which is presently leased, as well as at Rosay Par Prouais, France, which is being held for sale or lease.

    In addition, we lease office, laboratory, warehouse and manufacturing facilities as needed. During fiscal 2000, such additional facilities were leased in California, Massachusetts, Michigan, North Carolina, New Jersey, Rhode Island, Texas, Vermont, Washington, Canada, Mexico, Holland, Italy, France, Germany, Sweden, Korea, Australia, Japan, Singapore, China and several other foreign countries. All owned and leased facilities are in good condition and are of adequate size for current business volume and to meet our anticipated future needs.

ACQUISITIONS

    Recent acquisitions include the January 2001 acquisition of our 60% interest in Grupo Eurocir, the July 2000 acquisition of our Dynacircuits subsidiary and the June 2000 acquisition of our interest in ColorSpan, each of which was accounted for as a purchase transaction. Grupo Eurocir is a group of unrestricted subsidiaries for purposes of the notes.

    In December 1999, we completed a merger with PTI, Inc. The acquisition was accounted for as a pooling-of-interests transaction. We issued 6,999,968 shares and share equivalents of our common stock in exchange for all of the outstanding shares of PTI, Inc. The acquired business consists primarily of the manufacture and sale of proprietary products including offset blankets, textile blankets, printing plates and rubber-based covers for industrial rollers.

    In December 1998, we acquired 95% of the outstanding share capital of W. Canning, plc and in February 1999, we acquired the remaining shares through a statutory compulsory procedure. The acquired business consists principally of the manufacture and sale of proprietary products, including metal and plastic finishing for automotive and other consumer surface finishing industries, offshore fluids for oil drilling and exploration, sealants, adhesives and fuel and water additives. This acquisition, accounted for as a purchase transaction, was financed through bank borrowings, and materially enchanced our presence in Europe and Asia.

BACKLOG

    Since products are taken from inventory stock to ship against current orders, there is essentially no backlog of orders for our proprietary chemical products. We do not consider the absence of a backlog to be significant.

COMPETITION

    We provide a broad line of proprietary chemical compounds and supporting services. We have many competitors, estimated to be in excess of 100 in some proprietary product areas. Some large competitors such as Rohm & Haas, AtoTech, DuPont, Asahi and Cookson operate globally, as we do, but most operate locally or regionally. To the best of our knowledge, no single competitor competes with all our proprietary products. We maintain extensive supporting technical and testing services for our customers, and are continuously developing new products. Management believes that our combined abilities to manufacture, sell, service and develop new products and applications enable us to compete successfully both locally and worldwide.

CONTINGENCIES

    ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

    As manufacturers and distributors of specialty chemicals and systems, we are subject to extensive U.S. and foreign laws and regulations relating to environmental protection and worker health and safety, including those governing:

    - discharges of pollutants into the air and water;

    - the management and disposal of hazardous substances and wastes; and

    - the cleanup of contaminated properties.

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
    We have incurred, and will continue to incur, significant costs and capital expenditures in complying with these laws and regulations. We could incur significant additional costs, including cleanup costs, fines and sanctions and third-party claims, as a result of past or future violations of or liabilities under environmental laws. We maintain a disciplined environmental and occupational safety and health compliance program, which includes conducting regular internal and external audits at our plants to identify and categorize potential environmental exposure.

    The nature of our operations and products (including raw materials we handle) exposes us to the risk of liabilities or claims with respect to environmental cleanup or other matters, including those in connection with the disposal of hazardous materials. We have been named as a potentially responsible party ("PRP") at three Superfund sites. There are many other PRPs involved at each of these sites. We have recorded our best estimate of liabilities in connection with site clean-up based upon the extent of our involvement, the number of PRPs and estimates of the total costs of the site clean-up that reflect the results of environmental investigations and remediation estimates produced by remediation contractors. While the ultimate costs of such liabilities are difficult to predict, we believe that the recorded amounts are reasonable estimates of probable liability and do not expect that our costs associated with these sites will be material.

    In addition, some of our facilities have an extended history of chemical processes or other industrial activities. Contaminants have been detected at some of our sites, with respect to which we are conducting environmental investigations and/or cleanup activities. We have established an environmental remediation reserve of approximately $2 million with respect to our December 1998 acquisition of Canning, predominantly attributable to environmental remediation activities at certain Canning sites that are ongoing or that we believe will be required. We estimate the range of cleanup costs at our Canning sites between $2 and $11.5 million. Investigations into the extent of contamination, however, are ongoing with respect to some of these sites.

    While we do not anticipate that we will be materially affected by remediation costs at the Canning facilities or other sites, our ultimate costs may vary from current estimates and reserves. The discovery of additional contamination at our sites or other properties, the imposition of additional cleanup obligations, or third-party claims relating to contamination at any of the sites, could result in significant additional costs.

    We also believe that our Canning subsidiary is entitled under the provisions of the acquisition agreement relating to our liabilities at certain of these Canning sites to withhold a deferred purchase price payment of $2.5 million, of which approximately $2 million remains. To the extent our future liabilities exceed $2 million, we may be entitled to additional indemnification payments. Such recovery may be uncertain, however, and would likely involve significant litigation expense.

    LEGAL PROCEEDINGS

    On January 30, 1997, we were served with a subpoena from a federal grand jury in Connecticut requesting certain documents relating to an accidental spill from our Huntingdon Avenue, Waterbury, Connecticut facility that occurred in November of 1994, together with other information relating to operations and compliance at the Huntingdon Avenue facility. We were subsequently informed that we are a subject of the grand jury's investigation in connection with alleged criminal violations of the federal Clean Water Act pertaining to our wastewater handling practices. We have retained outside law firms to assist in complying with the subpoena and the underlying investigation. We have cooperated from the outset with the investigation and are currently involved in informal negotiations with the Government with a view towards settling any and all charges in this matter without resort to trial. At this time it is too speculative to quantify the precise financial implications to us.

    In addition, two of our former employees, who worked at the Huntingdon Avenue facility, pled guilty in early 2001 to misdemeanor violations under the Clean Water Act in connection with the above matter. These individuals were recently sentenced to fines of $25,000 and $10,000 and 2 years probation, as well as community service.

    In a separate matter, on July 26, 1999, we were named in a civil lawsuit commenced in the Superior Court of the State of Connecticut brought by the Connecticut Department of Environmental Protection alleging various compliance violations at our Huntingdon Avenue and Freight Street locations between the years 1992 through 1998 relating to wastewater discharges and the management of waste materials. The complaint alleges violations of our permits issued under the Federal Clean Water Act and the Resource Conservation and Recovery Act, as well as procedural, notification and other requirements of Connecticut's environmental regulations over the foregoing period of time. We are vigorously defending this complaint. We currently believe that the outcome of this proceeding will not materially affect our business or financial position, however, the proceeding is in the early stages. Therefore, at this time it is too speculative to quantify the financial implications to us.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following is a summary of certain indebtedness of our company. To the extent such summary contains descriptions of the senior credit facility and other loan documents, such descriptions do not purport to be complete and qualified in their entirety by reference to such documents.

SENIOR CREDIT FACILITY

    GENERAL. On May 25, 2001, we completed an amendment to the credit agreement for our senior credit facility with a syndicate of certain financial institutions, as lenders, Bank of America, N.A. as administrative agent, letter of credit issuing bank and swingline lender, FleetBoston N.A., as documentation agent and syndication agent, and Banc of America Securities LLC, as lead arranger and book manager. The description below is a summary of the principal terms of the credit agreement for our senior credit facility and related loan documents as amended.


    The proceeds of borrowings under the senior credit facility may be used for general corporate and working capital purposes (other than for the purpose of financing a hostile acquisition). The senior credit facility consists of a $215.0 million revolving credit facility, of which $144.3 million was outstanding as of March 31, 2001. As of March 31, 2001, we had $64.8 million available for revolving borrowings under our senior credit facility after giving effect to outstanding letters of credit and foreign currency rates in effect.


    GUARANTEES; SECURITY. Our obligations under the senior credit facility are unconditionally guaranteed, jointly and severally, by each of our principal domestic subsidiaries. Our obligations and those of such guarantors under the senior credit facility are secured by all of the equity interests we hold in our domestic subsidiaries and 65% of the equity interests we hold in each of our foreign subsidiaries, and the senior credit facility ranks senior in right of payment to all our future subordinated indebtedness, including the notes.

    INTEREST; FEES; MATURITY. Amounts drawn under the senior credit facility bear interest, at our option, at a base rate or the London Interbank Offered Rate adjusted for eurocurrency reserve requirements ("LIBOR") plus, in each case, applicable margins based upon our leverage ratio. The applicable margins range from 0.25% to 1.25% over the base rate and from 1.25% to 2.25% over LIBOR. We also pay a commitment fee on the undrawn portion of the senior credit facility at a rate based upon our leverage ratio ranging from 0.25% to 0.50%. The senior credit facility is available until December 15, 2003, unless terminated earlier under certain circumstances or extended with the requisite consent of the lenders.

    PREPAYMENTS. The loans under the senior credit facility are subject to mandatory prepayments with, in general:

    - 100% of the net proceeds of asset sales;

    - 100% of the insurance proceeds following a casualty involving our assets; and

    - 100% of the proceeds of debt offerings, including the notes.

    Voluntary prepayments may be made in whole or in part without premium or penalty.

    COVENANTS; EVENTS OF DEFAULT. The senior credit facility contains, among other things, customary negative covenants restricting our ability and our subsidiaries' ability to dispose of assets, merge, pay dividends, repurchase or redeem capital stock and indebtedness (including the notes offered by this offering), incur indebtedness and guarantees, create liens, enter into agreements with negative pledge clauses, make certain investments or acquisitions, enter into transactions with affiliates, change its business or make fundamental changes, and otherwise restrict corporate actions.

    The senior credit facility also contains financial maintenance covenants, including:

    - minimum consolidated EBIT (as defined in the senior credit facility) to interest expense (as defined in the senior credit facility) ratio of 2.00 to 1.0 until December 31, 2002 and 2.25 to 1.0 thereafter;

    - minimum consolidated net worth (as defined in the senior credit facility); and

    - maximum total debt (as defined in the senior credit facility) to consolidated EBITDA (as defined in the senior credit facility) of 4.00 to
      1.0 until December 31, 2001, 3.75 to 1.0 from January 1, 2002 until
      June 30, 2002 and 3.50 to 1.0 thereafter.

    The senior credit facility generally does not permit us to make payments on any outstanding indebtedness, which include the notes, other than regularly scheduled interest and principal payments as and when due.

    The senior credit facility contains customary events of default for these types of credit facilities and transactions, including but not limited to nonpayment of principal or interest, violation of covenants, incorrectness of representations and warranties, cross defaults and cross acceleration, bankruptcy, material judgments, ERISA, actual or asserted invalidity of the guarantees or security documents and certain changes of control of our company. The occurrence of any event of default could result in the acceleration of our company's and the guarantors' obligations under the senior credit facility, which could materially and adversely affect holders of the notes.

WORKING CAPITAL LINES OF CREDIT AND OTHER SUBSIDIARY INDEBTEDNESS

    As of March 31, 2001, we had $75 million in uncommitted working capital lines of credit provided to us by various financial institutions. Of the total amount of these lines of credit, $67.5 million is provided to our subsidiaries and $7.5 million is provided to MacDermid, Incorporated. As of March 31, 2001, $11.7 million was drawn and outstanding under these lines of credit, all at our subsidiaries. These lines include $30 million in lines of credit provided to Grupo Eurocir, 60% of the amount of which has been guaranteed by us and of which approximately $9.5 million was outstanding on March 31, 2001, a $3 million line of credit provided to our Japanese subsidiary, $2.7 million of which has been guaranteed by us and of which approximately $1.4 million was outstanding on March 31, 2001, and a $7 million line of credit provided to our U.K. subsidiary, under which there were no outstanding borrowings on March 31, 2001. All of the obligations under such lines of credit rank senior in right of payment to all our future subordinated indebtedness, including the notes.

    From time to time, our foreign subsidiaries may establish other lines of credit in order to achieve a tax efficient structure or for other reasons.

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
                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers, under which we agreed to use our best efforts to file and have declared effective an exchange offer registration statement under the Securities Act of 1933.

    We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of new notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act of 1933, who exchanges old notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act of 1933 and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act of 1933. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

    Any holder of the old notes using the exchange offer to participate in a distribution of new notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired old notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in the absence of an exemption from such requirements.

    Each broker-dealer that receives new notes for its own account in exchange for old notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

    Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of new notes.

    The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

    Upon the terms and subject to the conditions of the exchange offer, we will accept any and all old notes validly tendered prior to 5:00 p.m., New York time, on the expiration date. The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $301,500,000 of new notes for a like principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer, but only in $1,000 increments of principal amount at maturity.

    The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act of 1933 and are issued free from any covenant regarding registration, including the payment of liquidated damages upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The new notes will evidence the same debt as the old notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $301,500,000 in aggregate principal amount of the old notes is outstanding.

    In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act of 1933 to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as depositary. Except as described under "Description of Notes-- Book-Entry, Delivery and Form," the new notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of Notes--Book-Entry, Delivery and Form."

    Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but will not be entitled to any registration rights under the registration rights agreement.

    We shall be considered to have accepted validly tendered old notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

    If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the old notes, without expense, to the tendering holder as quickly as possible after the expiration date.

    Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date for the exchange offer is 5:00 p.m., New York City time,
on       , 2001, unless extended by us in our sole discretion (but in no event
to a date later than       , 2001), in which case the term "expiration date"
shall mean the latest date and time to which the exchange offer is extended.

    We reserve the right, in our sole discretion:

    - to delay accepting any old notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    - to amend the terms of the exchange offer in any manner.

    If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

    If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

INTEREST ON THE NEW NOTES

    Interest on the new notes will accrue at the rate of 9 1/8% per annum from the most recent date to which interest on the new notes has been paid or, if no interest has been paid, from the date of the indenture governing the notes. Interest will be payable semiannually in arrears on January 15 and July 15, commencing on January 15, 2002.

CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

    - any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

    - any law, statue, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

    - any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

    The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

    If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

    - refuse to accept any old notes and return all tendered old notes to the tendering holders;

    - extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes (See "--Withdrawal of Tenders" below); or

    - waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

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
PROCEDURES FOR TENDERING

    Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must

    - complete, sign and date the letter of transmittal, or a facsimile of it,

    - have the signatures guaranteed if required by the letter of transmittal, and

    - mail or otherwise deliver the letter of transmittal or the facsimile, the old notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

    Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the caption "exchange agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

    The tender by a holder of old notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's old notes, either make appropriate arrangements to register ownership of the old notes in the owners' name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the old notes tendered pursuant thereto are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an eligible guarantor institution.

    In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

    - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

    - a commercial bank or trust company having an office or correspondent in the United States, or

    - an "eligible guarantor institution".

    If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

    If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

    We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered old notes in our sole discretion. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our U.S. counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of old notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

    By tendering, each holder represents to us, among other things, that:

    - the new notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not such person is the holder;

    - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes; and

    - neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act of 1933).

    If the holder is a broker-dealer which will receive new notes for its own account in exchange for old notes, it will acknowledge that it acquired such old notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

    A holder who wishes to tender its old notes and:

    - whose old notes are not immediately available;

    - who cannot deliver the holder's old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

    - who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if:

    - the tender is made through an eligible guarantor institution;

    - before the expiration date, the exchange agent receives from the eligible guarantor institution:

       -- a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

       --  the name and address of the holder, and

       -- the certificate number(s) of the old notes and the principal amount at maturity of old notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the old notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

    - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    To withdraw a tender of old notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    - specify the name of the person who deposited the old notes to be withdrawn,

    - identify the old notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such old notes),

    - be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents or transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender, and

    - specify the name in which any such old notes are to be registered, if different from that of the depositor.

    We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any old notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued unless the old notes withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, at its offices at One Wall Street, New York, N.Y. 10286. The exchange agent's telephone number is (212) 495-1784 and facsimile number is (212) 815-5915.

FEES AND EXPENSES

    We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

    Holders who tender their old notes for exchange will not be obligated to pay transfer taxes. If, however:

    - new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered, or

    - if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

    - if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

    The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER OLD NOTES IN THE EXCHANGE

    Issuance of the new notes in exchange for the old notes under the exchange offer will be made only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender such old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act of 1933, and, upon completion of the exchange offer, certain registered rights under the registration rights agreement will terminate.

    In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

    - the remaining old notes may be resold only if registered pursuant to the Securities Act of 1933, if any exemption from registration is available, or if neither such registration nor such exemption is required by law, and

    - the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

    We do not currently anticipate that we will register the remaining old notes under the Securities Act of 1933. To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

                            DESCRIPTION OF THE NOTES

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "MacDermid" refers only to MacDermid, Incorporated and not to any of its Subsidiaries.

    MacDermid issued the old notes under an indenture dated June 20, 2001, among itself, the Guarantors and The Bank of New York, as trustee. The new notes (which are sometimes referred to in this description as "exchange notes") will be issued under the same indenture and will be identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act of 1933 and are free of any obligation regarding registration, including the payment of liquidated damages upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by certain dates. Unless specifically stated to the contrary, the following description applies equally to the new notes and the old notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

    The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

    The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

    THE NOTES

    The notes

    - are general unsecured senior subordinated obligations of MacDermid;

    - are subordinated in right of payment to all existing and future Senior Debt of MacDermid, including borrowings under the senior credit facility;

    - rank PARI PASSU in right of payment with any future unsecured Senior Subordinated Indebtedness of MacDermid;

    - are effectively junior to all existing and future liabilities, including trade payables, of MacDermid's non-guarantor Subsidiaries;

    - are guaranteed by the Guarantors; and

    - are subject to registration with the Commission pursuant to the Registration Rights Agreement.

    THE GUARANTEES

    The notes are guaranteed by MacDermid's Domestic Restricted Subsidiaries which guarantee the obligations under the Credit Agreement.

    Each guarantee of the notes

    - is a general unsecured senior subordinated obligation of the Guarantor;

    - is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

    - ranks PARI PASSU in right of payment with any future unsecured Senior Subordinated Indebtedness of that Guarantor.

    Assuming we had completed this offering of notes and applied the net proceeds as intended, as of March 31, 2001, MacDermid and its Subsidiaries would have had total Senior Debt of approximately $182.9 million. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees will be subordinated to the payment in full in cash or Cash Equivalents of Senior Debt. The indenture will permit us and the Guarantors to incur additional debt, including Senior Debt, in the future.

    Not all of our Subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantor Subsidiaries generated 49.3% of our net sales and 50.1% of our EBITDA (before certain costs and expenses) in the twelve-month period ended March 31, 2001.

    As of the date of the indenture, all of our Domestic Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to most of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes. See "Risk Factors--Risks Relating to the Notes--Not all of our subsidiaries guarantee our obligations under the new notes, and the assets of the non-guarantor subsidiaries may not be available to make payments on the notes."

PRINCIPAL, MATURITY AND INTEREST

    MacDermid issued $301.5 million of old notes on June 20, 2001. Without the consent of the Holders, MacDermid may issue additional notes ("Additional Notes") from time to time with the same CUSIP numbers as the old notes and the new notes. Any offering of Additional Notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The old notes, the new notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. MacDermid will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on July 15, 2011.

    Interest on the notes will accrue at the rate of 9 1/8% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2002. MacDermid will make each interest payment to the Holders of record on the immediately preceding January 1 and July 1.

    Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder has given wire transfer instructions to MacDermid, MacDermid will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless MacDermid elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee under the indenture will initially act as paying agent and registrar. MacDermid may change the paying agent or registrar without prior notice to the Holders of the notes, and MacDermid or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. MacDermid is not required to transfer or exchange any note selected for redemption. Also, MacDermid is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

    The notes are and will be guaranteed on an unsecured senior subordinated basis by each of MacDermid's current and future Domestic Restricted Subsidiaries which guarantee the obligations under the Credit Agreement. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee is limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Notes--Federal or state laws allow courts, under specific circumstances, to void debts, including guarantees, and could require holders of notes to return payments received from us and the subsidiary guarantors." Except as described below under "--Repurchase at the Option of Holders--Asset Sales" and "--Certain Covenants," MacDermid is not restricted from selling or otherwise disposing of any of its direct or indirect Equity Interests in the Guarantors.

    A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than MacDermid or another Guarantor, unless:

    (1) immediately after giving effect to that transaction, no Default exists; and

    (2) either:

       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

    The Subsidiary Guarantee of a Guarantor will be released and the Guarantor relieved of any Obligations under its Guarantee:

    (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of MacDermid, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

    (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of MacDermid, if the sale complies with the "Asset Sale" provisions of the indenture;

    (3) the Legal Defeasance or Covenant Defeasance of the notes in accordance with the terms of the indenture; or

    (4) if MacDermid designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

    See "--Repurchase at the Option of Holders--Asset Sales."

SUBORDINATION

    SENIOR DEBT VERSUS NOTES

    The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of MacDermid, including Senior Debt incurred after the date of the indenture.

    The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" to the extent permitted thereby), in the event of any distribution to creditors of MacDermid:

    (1) in a liquidation or dissolution of MacDermid;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to MacDermid or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of MacDermid's assets and liabilities.

    LIABILITIES OF SUBSIDIARIES VERSUS NOTES

    A substantial portion of our operations are conducted through our foreign Subsidiaries. None of our foreign Subsidiaries are guaranteeing the notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, generally will effectively have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the notes, even if such claims do not constitute Senior Debt. Accordingly, the notes are effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

    At March 31, 2001, after giving effect to the sale of the old notes, the total liabilities of MacDermid's Subsidiaries (other than the Guarantors) would have been approximately $108.2 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our Subsidiaries, each such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness or preferred stock under the indenture. See "--Certain Covenants--Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock."

    OTHER SENIOR SUBORDINATED INDEBTEDNESS VERSUS NOTES

    Only Indebtedness of MacDermid or any of its Subsidiaries that is Senior Debt of such Person ranks senior to the notes or the relevant Subsidiary Guarantee, as the case may be, in accordance with the provisions of the indenture. The notes and each Subsidiary Guarantee rank PARI PASSU with all other Senior Subordinated Indebtedness of MacDermid and the relevant Subsidiary, respectively.

    MacDermid and the Guarantors have agreed in the indenture that MacDermid and such Guarantors will not incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to MacDermid's Senior Debt, or the Senior Debt of such Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of such Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

    PAYMENT OF NOTES

    MacDermid also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" when permitted thereby) if:

    (1) a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

    (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from MacDermid or the holders of such Designated Senior Debt.

    Payments on the notes will be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until:

    (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

    (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

    If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

    (1) the payment is prohibited by these subordination provisions; and

    (2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

    MacDermid must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of MacDermid, Holders of notes may recover less ratably than creditors of MacDermid who are holders of Senior Debt. See "Risk Factors--Federal or state laws allow courts, under specific circumstances, to void debts, including guarantees, and could require holders of notes to return payments received from us and the subsidiary guarantors."

OPTIONAL REDEMPTION

    At any time on or prior to July 15, 2004, MacDermid may at its option on any one or more occasions redeem notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of notes (which includes Additional Notes, if any) issued under the indenture at a redemption price of 109.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings, PROVIDED that:

    (1) at least 65% of the aggregate principal amount of notes (which includes Additional Notes, if any) issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by MacDermid or any of its Subsidiaries); and

    (2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

    At any time prior to July 15, 2006, the notes may also be redeemed as a whole at the option of MacDermid, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of the date of redemption (the "Redemption Date"). Notices may be conditional.

    "APPLICABLE PREMIUM" means, with respect to a note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such note at July 15, 2006 (such redemption price being described in the table below) plus
(2) all required interest payments due on such note through July 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note.

    "TREASURY RATE" means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15
(519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2006, PROVIDED, HOWEVER, that if the period from the Redemption Date to July 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to July 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    On and after July 15, 2006, MacDermid will be entitled at its option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of the years set forth below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................    104.563%
2007........................................................    103.042%
2008........................................................    101.521%
2009 and thereafter.........................................    100.000%

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

    (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

    (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

    No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

    We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions "--Repurchase of Notes at the Option of Holders--Asset Sales" and "--Change of Control." We may at any time and from time to time purchase notes in the open market or otherwise.

                      REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each Holder of notes will have the right to require MacDermid to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes validly tendered pursuant to the offer described below (the "Change of Control Offer"). The offer price in any Change of Control Offer will be payable in cash and will be equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated

Damages, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, MacDermid will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. MacDermid will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, MacDermid will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such conflict.

    On the Change of Control Payment Date, MacDermid will, to the extent lawful:

    (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

    (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by MacDermid.

    The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, PROVIDED that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

    The provisions described above that require MacDermid to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that MacDermid repurchase or redeem the notes in the event of a takeover, recapitalization or other similar transaction.

    MacDermid will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by MacDermid and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

    The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of MacDermid and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between MacDermid and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on MacDermid's ability to incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Such restrictions can only be waived with the consent

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of the Holders of a majority in principal amount of the notes then outstanding.
Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

    The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of MacDermid and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require MacDermid to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of MacDermid and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

    The provisions under the indenture relating to MacDermids' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

    ASSET SALES

    MacDermid will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) MacDermid (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

    (2) at least 75% of the consideration received in the Asset Sale by MacDermid or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

    For purposes of this provision, each of the following will be deemed to be cash:

    (a) any liabilities, as shown on MacDermid's or such Restricted Subsidiary's most recent balance sheet, of MacDermid or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and the lender releases MacDermid or such Restricted Subsidiary from further liability; and

    (b) any securities, notes or other obligations received by MacDermid or any such Restricted Subsidiary from such transferee that are promptly converted by MacDermid or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

    The 75% limitation referred to in clause (2) above will not apply to any Asset Sale to which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (a) and (b) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, MacDermid or the Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Proceeds at its option:

    (1) to repay any Senior Debt of MacDermid or any of its Restricted Subsidiaries;

    (2) to acquire (or enter into a binding agreement to acquire, PROVIDED that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 180 days after the end of such 365 day period) the assets of, or a

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       majority of the Voting Stock of, a Permitted Business or the minority interest in any Restricted Subsidiary;

    (3) to make a capital expenditure, PROVIDED that to the extent MacDermid has made capital expenditures since the date of the indenture and those capital expenditures are still useful in MacDermid's business after such Asset Sale, such capital expenditures shall be deemed to have been made during the applicable 365 day period; or

    (4) to acquire (or enter into a binding agreement to acquire, PROVIDED that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 180 days after the end of such 365 day period) other long-term assets that are used or useful in a Permitted Business.

    If an amount equal to the Net Proceeds from Asset Sales is not applied or invested as provided in the preceding paragraph, such amount will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds
$25.0 million, MacDermid will make an offer to holders of the notes (and to holders of other Senior Subordinated Indebtedness of MacDermid designated by MacDermid) to purchase notes (and such other Senior Subordinated Indebtedness of MacDermid) pursuant to and subject to the conditions contained in the indenture (the "Asset Sale Offer"). MacDermid will purchase notes tendered pursuant to the Asset Sale Offer at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of MacDermid was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of MacDermid, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture (the "Asset Sale Offer Price"). If the aggregate purchase price of the securities tendered exceeds the Net Proceeds allotted to their purchase, MacDermid will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $1,000 principal amount or multiples thereof. If any Excess Proceeds remain after consummation of an Asset Sale Offer, MacDermid may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

    MacDermid will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, MacDermid will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such conflict.

    The agreements governing MacDermid's outstanding Senior Debt currently prohibit MacDermid from purchasing any notes, and also provide that certain change of control events with respect to MacDermid would constitute a default under these agreements. Any future credit agreements or other agreements to which MacDermid becomes a party may contain similar restrictions and provisions. In the event a Change of Control Offer or Asset Sale Offer occurs at a time when MacDermid is prohibited from purchasing notes, MacDermid could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If MacDermid does not obtain such a consent or repay such borrowings, MacDermid will remain prohibited from purchasing notes. In such case, MacDermid's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under such other indebtedness. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes. See "Risk Factors--Risks Relating to the Notes--We may not be able to repurchase the notes upon a change of control."

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CERTAIN COVENANTS

    Set forth below are summaries of certain covenants contained in the indenture. Following the first day that:

    (a) the notes have an Investment Grade Rating from both of the Rating Agencies, and

    (b) no Default has occurred and is continuing under the indenture,

MacDermid and its Restricted Subsidiaries will not be subject to the provisions of the indenture summarized under the subcaptions:

    - "Repurchase at the Option of the Holders--Asset Sales"

    - "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"

    - "Certain Covenants--Restricted Payments"

    - "Certain Covenants--Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"

    - "Certain Covenants--Merger, Consolidation or Sale of Assets" (but only clause (D) of such covenant)

    - "Certain Covenants--Transactions with Affiliates"

    - "Certain Covenants--Limitations on Issuances of Guarantees of
      Indebtedness"

(collectively, the "Suspended Covenants"). In the event that MacDermid and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and subsequently one or both of the Rating Agencies withdraws its rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then MacDermid and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under "Restricted Payments" as though such covenant had been in effect since the date the notes were originally issued.

    RESTRICTED PAYMENTS

    MacDermid will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of MacDermid's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving MacDermid or any of its Restricted Subsidiaries) or to the direct or indirect holders of MacDermid's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of MacDermid or (b) to MacDermid or a Restricted Subsidiary of MacDermid);

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving MacDermid) any Equity Interests of MacDermid (other than any such Equity Interests owned by MacDermid or any of its Restricted Subsidiaries);

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    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

    (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

    unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

    (b) MacDermid would after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by MacDermid and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

        (i) 50% of the Consolidated Net Income of MacDermid for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the date of the indenture falls to the end of MacDermid's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

        (ii) 100% of the aggregate net cash proceeds received by MacDermid since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of MacDermid (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of MacDermid that have been converted into or exchanged for such Equity Interests (other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of MacDermid), PLUS

       (iii) the amount by which Indebtedness of MacDermid is reduced on MacDermid's balance sheet upon the conversion or exchange (other than by a Subsidiary of MacDermid) subsequent to the date of the indenture of any Indebtedness of MacDermid convertible or exchangeable for Capital Stock (other than Disqualified Stock) of MacDermid (less the amount of any cash, or the fair value of any other property, distributed by MacDermid upon such conversion or exchange), PLUS

        (iv) an amount equal to the sum of (y) the net reduction in the Investments (other than Permitted Investments) made by MacDermid or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by MacDermid or any of its Restricted Subsidiaries, and (z) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to MacDermid's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of MacDermid, PROVIDED that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted

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             Investments) previously made (and treated as a Restricted Payment)
             by MacDermid or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary.

    The preceding provisions will not prohibit:

    (1) the payment of any dividend or distribution on, or redemption of, Equity Interests, within 60 days after the date of declaration thereof, if at the date of declaration or the giving of such notice the payment would have complied with the provisions of the indenture, PROVIDED that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom);

    (2) any Restricted Payment in exchange for, or made out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of MacDermid) of, Equity Interests of MacDermid (other than Disqualified Stock), PROVIDED that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (c)(ii) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of MacDermid or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) the payment of any dividend by a Restricted Subsidiary of MacDermid to the holders of its Equity Interests on a pro rata basis;

    (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

    (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of MacDermid or any Restricted Subsidiary of MacDermid (in the event such Equity Interests are not owned by MacDermid or any of its Restricted Subsidiaries) in an amount not to exceed $25.0 in the aggregate;

    (7) distributions or payments of Receivables Fees; and

    (8) Restricted Payments not to exceed $25.0 million under this clause (8) in the aggregate, plus, to the extent Restricted Payments made pursuant to this clause (8) are Investments made by MacDermid or any of its Restricted Subsidiaries in any Person, an amount equal to the net reduction of such Investments to an amount not less than zero as a result of (x) repurchases, repayments or redemptions of such Investments by such Person, (y) proceeds realized on the sale of such Investments or
       (z) proceeds representing the return of capital (excluding dividends and distributions), in each case, received by MacDermid or any of its Restricted Subsidiaries, PROVIDED, HOWEVER, that at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom).

    The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by MacDermid or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of MacDermid whose determination shall be conclusive.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    MacDermid will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and MacDermid will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries

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to issue any shares of preferred stock, PROVIDED that MacDermid may incur
Indebtedness (including Acquired Debt) or issue Disqualified Stock, and MacDermid's Restricted Subsidiaries may incur Indebtedness (including Acquired
Debt) or issue preferred stock, in each case if the Fixed Charge Coverage Ratio for MacDermid's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by MacDermid and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of MacDermid and its Restricted Subsidiaries thereunder) not to exceed the greater of
         (A) $290.0 million or (B) the Borrowing Base;

     (2) the incurrence by MacDermid and its Restricted Subsidiaries of the Existing Indebtedness;

     (3) the incurrence by MacDermid and the Guarantors of Indebtedness represented by the old notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

     (4) the incurrence by MacDermid or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of MacDermid or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

     (5) the incurrence by MacDermid or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2),
         (3), (4), (5) or (10) of this paragraph;

     (6) the incurrence by MacDermid or any of its Restricted Subsidiaries of intercompany Indebtedness between or among MacDermid and any of its Restricted Subsidiaries, PROVIDED, HOWEVER, that:

       (a) if MacDermid or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of MacDermid, or the Subsidiary Guarantee, in the case of a Guarantor; and

       (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than MacDermid or a Restricted Subsidiary of MacDermid and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either MacDermid or a Restricted Subsidiary of MacDermid; will be deemed, in

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           each case, to constitute an incurrence of such Indebtedness by
           MacDermid or such Subsidiary, as the case may be, that was not permitted by this clause (6);

     (7) the incurrence by MacDermid or any of its Restricted Subsidiaries of Hedging Obligations;

     (8) the guarantee by MacDermid or any of the Restricted Subsidiaries of Indebtedness of MacDermid or a Restricted Subsidiary of MacDermid that was permitted to be incurred by another provision of this covenant;

     (9) the incurrence of Indebtedness by any Foreign Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $15.0 million.

    (10) Acquired Debt;

    (11) Obligations in respect of performance, bid and surety bonds and completion guarantees provided by MacDermid or any Restricted Subsidiary in the ordinary course of business;

    (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its incurrence; and

    (13) the incurrence by MacDermid or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) which, when taken together with all other Indebtedness of MacDermid outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or the first paragraph of this covenant) does not exceed $40.0 million.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, MacDermid will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

    Accrual of interest and dividends, accretion or amortization of original issue discount and changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock for purpose of this covenant.

    For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a currency other than U.S. dollars, the amount of such Indebtedness will be the U.S. Dollar Equivalent of such Indebtedness determined on the date of incurrence, PROVIDED, HOWEVER, that if any such Indebtedness denominated in a currency other than U.S. dollars is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Permitted Refinancing Indebtedness exceeds the principal

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amount of the Indebtedness being refinanced, in which case the U.S. Dollar
Equivalent of such excess will be determined on the date such Permitted Refinancing Indebtedness is incurred.

    NO SENIOR SUBORDINATED DEBT

    MacDermid will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of MacDermid and senior in ranking in any respect to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in ranking in any respect to such Guarantor's Subsidiary Guarantee.

    LIMITATION ON LIENS

    MacDermid will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or assets of MacDermid or any Restricted Subsidiary of MacDermid, now owned or hereafter acquired, which secures Indebtedness PARI PASSU with or subordinated to the notes unless:

    (1) if such Lien secures Indebtedness which is PARI PASSU with the notes, then the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien, or

    (2) if such Lien secures Indebtedness which is subordinated to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    MacDermid will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

    (1) pay dividends or make any other distributions on its Capital Stock to MacDermid or any of its Restricted Subsidiaries, or pay any indebtedness owed to MacDermid or any of its Restricted Subsidiaries;

    (2) make any loans or advances to MacDermid or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to MacDermid or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) any agreement in effect or entered into on the date of the indenture, including agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, PROVIDED that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially less favorable, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2) the indenture, the notes and the Subsidiary Guarantees;

     (3) applicable law and any applicable rule, regulation or order;

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     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by MacDermid or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent created in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

     (5) customary non-assignment provisions in leases, licenses or contracts entered into in the ordinary course of business;

     (6) purchase money obligations that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (7) any agreement for the sale or other disposition of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of that Subsidiary;

     (8) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially less favorable, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

    (10) customary provisions in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

    (11) any such encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement governing Indebtedness incurred by such Foreign Subsidiary;

    (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (13) any agreement governing the terms of any Indebtedness incurred pursuant to the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock", PROVIDED, HOWEVER, that (i) either
         (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or
         (y) MacDermid determines at the time any such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect MacDermid's ability to make principal or interest payments on the notes and (ii) the encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings or agreements (as determined by MacDermid in good faith); and

    (14) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of MacDermid, are necessary or advisable to effect that Receivables Facility.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    MacDermid may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not MacDermid is the surviving corporation); or
(2) sell, assign, transfer, lease, convey or

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otherwise dispose of all or substantially all of the properties or assets of
MacDermid and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

    (A) either: (i) MacDermid is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than MacDermid) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia (any such Person, the "Successor Company");

    (B) the Successor Company assumes all the obligations of MacDermid under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

    (C) immediately after such transaction no Default exists; and

    (D) MacDermid or the Successor Company will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    The forgoing clause (D) will not prohibit:

    (a) a merger between MacDermid and any of its Restricted Subsidiaries; or

    (b) a merger between MacDermid and an Affiliate incorporated solely for the purpose of reincorporating MacDermid in another state of the United States,

so long as, in each case, the amount of Indebtedness of MacDermid and its Restricted Subsidiaries is not increased thereby.

    The Successor Company will be the successor to MacDermid and shall succeed to, and be substituted for, and may exercise every right and power of, MacDermid under the indenture, and the predecessor company, except in the case of a lease, shall be released from its Obligations with respect to the notes, including with respect to its obligation to pay the principal of and interest on the notes.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors of MacDermid may designate any Restricted Subsidiary of MacDermid to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of MacDermid is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by MacDermid and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary of MacDermid otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of MacDermid may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of MacDermid if the redesignation would not cause a Default.

    TRANSACTIONS WITH AFFILIATES

    MacDermid will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement,

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understanding, loan, advance or guarantee with, or for the benefit of, any
Affiliate (each, an "Affiliate Transaction"), unless:

    (1) the Affiliate Transaction is on terms that are not materially less favorable to MacDermid or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by MacDermid or such Restricted Subsidiary with an unrelated Person; and

    (2) MacDermid delivers to the trustee:

       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of MacDermid set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of MacDermid; and

       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Board of Directors of MacDermid shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to MacDermid and its Restricted Subsidiaries or not materially less favorable to MacDermid and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

    Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1) any employment agreement entered into by MacDermid or any of its Restricted Subsidiaries in the ordinary course of business of MacDermid or such Restricted Subsidiary;

    (2) transactions between or among MacDermid and/or its Restricted Subsidiaries;

    (3) transactions with a Person that is an Affiliate of MacDermid solely because MacDermid owns an Equity Interest in, or controls, such Person;

    (4) payment of reasonable directors fees;

    (5) the issuance or sale of Equity Interests (other than Disqualified Stock) of MacDermid;

    (6) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

    (7) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments"; and

    (8) transfers of accounts receivable, or participations therein, in connection with any Receivables Facility.

    LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

    MacDermid will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of MacDermid unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee will be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt.

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    Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "--Subsidiary Guarantees." The form of the Subsidiary Guarantee will be attached as an exhibit to the indenture.

    PAYMENTS FOR CONSENT

    MacDermid will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

    Whether or not required by the Commission, so long as any notes are outstanding, MacDermid will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if MacDermid were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by MacDermid's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if MacDermid were required to file such reports.

    In addition, MacDermid will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, MacDermid and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes, whether or not prohibited by the subordination provisions of the indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

    (3) the failure by MacDermid to comply with its obligations under "--Certain Covenants--Merger, Consolidation or Sale of Assets";

    (4) failure by MacDermid or any of its Restricted Subsidiaries to comply for 30 days after receipt of notice with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock";

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
    (5) failure by MacDermid or any of its Restricted Subsidiaries for 60 days after receipt of notice to comply with any of the other agreements in the indenture;

    (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by MacDermid or any of its Restricted Subsidiaries that are Significant Subsidiaries (or the payment of which is guaranteed by MacDermid or any of its Restricted Subsidiaries that are Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

       (a) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"), or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

       and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

    (7) certain events of bankruptcy, insolvency or reorganization of MacDermid or a Restricted Subsidiary of MacDermid that is a Significant Subsidiary;

    (8) failure by MacDermid or any of its Restricted Subsidiaries that are Significant Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

    (9) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

    However, a default under clauses (4) and (5) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding Notes notify MacDermid of the default and MacDermid does not cure such default within the time specified after receipt of such notice.

    If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Facilities shall be outstanding, that acceleration shall not be effective until the earlier of:

    (1) an acceleration of any such Indebtedness under the Credit Facilities; or

    (2) five business days after receipt by MacDermid and the administrative agent under the Credit Facilities of written notice of that acceleration.

    Upon such a declaration, such principal and interest shall be due and payable immediately. Except as stated in the prior sentence, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of MacDermid occurs and is continuing, the principal of and interest on all the notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes.

    Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default if it determines that withholding notes is in

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their interest, except a Default relating to the payment of principal or interest or Liquidated Damages, if any.

    The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default and its consequences under the indenture (including any acceleration) except a continuing Default in the payment of interest or Liquidated Damages on, or the principal of, the notes (other than the non-payment of principal of or interest or Liquidated Damages, if any, on the notes that became due solely because of the acceleration of the notes), PROVIDED that, in the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of such Indebtedness described in clause (6) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of that declaration and if:

    (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

    (2) all existing Events of Default, except non-payment of principal of or interest or Liquidated Damages, if any, on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

    MacDermid is required to deliver to the trustee, within 90 days after the end of each fiscal year, a statement regarding compliance with the indenture during such fiscal year. Upon becoming aware of any Default, MacDermid is required to deliver to the trustee a statement specifying such Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of MacDermid or any Guarantor, as such, will have any liability for any obligations of MacDermid or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    MacDermid may, at its option and at any time, elect to terminate all of the obligations of itself and the Guarantors with respect to the notes and the indenture ("Legal Defeasance") except for:

    (1) the rights of Holders to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the Defeasance Trust (as defined below);

    (2) MacDermid's obligations to issue temporary notes, register the transfer or exchange of notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes;

    (3) the rights, powers, trusts, duties and immunities of the trustee, and MacDermid's and the Guarantors' obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the indenture.

    In addition, MacDermid may, at its option and at any time, elect to terminate the obligations of MacDermid and the Guarantors under "--Repurchase at the Option of Holders" and under the

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covenants described under "--Certain Covenants" (other than the covenant described under "--Merger, Consolidation or Sale of Assets"), the provisions contained in clauses (5), (6) and (8) and the bankruptcy provisions with respect to MacDermid's Restricted Subsidiaries that are Significant Subsidiaries described under "--Events of Default and Remedies" above and the limitations contained in clause (D) under "--Certain Covenants--Merger, Consolidation or Sale of Assets" above ("Covenant Defeasance") and thereafter any omission to comply with those covenants or guarantees will not constitute a Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. MacDermid may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If MacDermid exercises its Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If MacDermid exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6),
(7) (with respect only to Restricted Subsidiaries that are Significant Subsidiaries) or (8) under "--Events of Default and Remedies" above or because of the failure of MacDermid to comply with clause (D) under "--Certain Covenants--Merger, Consolidation or Sale of Assets" above.

    If MacDermid exercises its Legal Defeasance option or its Covenant Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) MacDermid must irrevocably deposit with the trustee, in trust (the "Defeasance Trust"), for the benefit of the Holders of the notes, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes to the stated maturity or the applicable redemption date, as the case may be, and MacDermid must specify whether the notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance only, MacDermid has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that (a) MacDermid has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, MacDermid has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

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AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

    (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

    (3) reduce the rate of or change the time for payment of interest on any note;

    (4) waive a Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

    (5) make any note payable in money other than that stated in the notes;

    (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

    (7) waive a redemption payment with respect to any note;

    (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

    (9) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding. To the extent MacDermid and the trustee amend the indenture to eliminate the subordination provisions contained therein, MacDermid will amend the "Limitation on Liens" covenant to conform such covenant to terms reasonably customary for senior notes.

    Notwithstanding the foregoing, without the consent of any Holder of notes, MacDermid, the Guarantors and the trustee may amend or supplement the indenture or the notes:

     (1) to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 1639(f) of the Code, or in a manner such that the uncertificated notes are described in
         Section 163(f)(2)(B) of the Code);

     (3) to comply with the covenant relating to mergers, consolidations and sales of assets;

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     (4) to provide for the assumption of MacDermid's or any Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of MacDermid's assets;

     (5) to add Guarantees with respect to the notes or to secure the notes;

     (6) to add to the covenants of MacDermid or any Guarantor for the benefit of the Holders of the notes or surrender any right or power conferred upon MacDermid or any Guarantor;

     (7) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

     (8) to comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

     (9) to evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof; or

    (10) to provide for the issuance of exchange or private exchange notes.

    However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Debt of MacDermid or a Guarantor then outstanding unless the holders of such Senior Debt (or their representative) consent to such change.

    The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

CONCERNING THE TRUSTEE

    If the trustee becomes a creditor of MacDermid or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702, Attention:
Corporate Secretary.

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BOOK-ENTRY, DELIVERY AND FORM

    The new notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depositary Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DEPOSITORY PROCEDURES

    The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. MacDermid takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

    DTC has advised MacDermid that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised MacDermid that, pursuant to procedures established by it:

    (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

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    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT
HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, MacDermid and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither MacDermid, the trustee nor any agent of MacDermid or the trustee has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised MacDermid that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or MacDermid. Neither MacDermid nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and MacDermid and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    DTC has advised MacDermid that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither MacDermid nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

    (1) DTC (a) notifies MacDermid that it is unwilling or unable to continue as depositary for the Global Notes and MacDermid fails to appoint a successor depositary or (b) has ceased to be a

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
       clearing agency registered under the Exchange Act and MacDermid fails to appoint a successor depositary;

    (2) MacDermid, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

    (3) there has occurred and is continuing an Event of Default with respect to the notes.

    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

    Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

SAME DAY SETTLEMENT AND PAYMENT

    MacDermid will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. MacDermid will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. MacDermid expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    Holders of the new notes are not entitled to any registration rights with respect to the new notes.

    The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines the registration rights as Holders of old notes. See "--Additional Information."

    MacDermid, the Guarantors and the initial purchasers entered into the registration rights agreement on the closing date of the recent offering of the old notes. Pursuant to the registration rights agreement, MacDermid and the Guarantors agreed to file with the SEC the exchange offer registration statement on the appropriate form under the Securities Act with respect to the notes. Upon the effectiveness of the exchange offer registration statement, MacDermid and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for new notes.

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
    If:

    (1) MacDermid and the Guarantors are not

       (a) required to file the exchange offer registration statement; or

       (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

    (2) any Holder of Transfer Restricted Securities notifies MacDermid prior to the 20th day following consummation of the exchange offer that:

       (a) it is prohibited by law or SEC policy from participating in the exchange offer; or

       (b) it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

       (c) it is a broker-dealer and owns old notes acquired directly from MacDermid or an affiliate of MacDermid,

MacDermid and the Guarantors will file with the SEC a shelf registration statement to cover resales of the old notes by the Holders of the old notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

    MacDermid and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

    For purposes of the preceding, "Transfer Restricted Securities" means each old note until:

    (1) the date on which such note has been exchanged by a Person other than a broker-dealer for a new note in the exchange offer;

    (2) following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

    (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

    (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

    The registration rights agreement will provide that:

    (1) MacDermid and the Guarantors will file an exchange offer registration statement with the SEC on or prior to 90 days after the closing of the offering of old notes;

    (2) MacDermid and the Guarantors will use their reasonable best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the closing of the offering of old notes;

    (3) unless the exchange offer would not be permitted by applicable law or Commission policy, MacDermid and the Guarantors will

       (a) commence the exchange offer; and

       (b) use their reasonable best efforts to issue on or prior to 40 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer

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           registration statement was declared effective by the SEC, new notes in exchange for all old notes tendered prior thereto in the exchange offer; and

    (4) if obligated to file the shelf registration statement, MacDermid and the Guarantors will use their reasonable best efforts to file the shelf registration statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 120 or 220 days after such obligation arises, depending on the circumstances giving rise to such obligation.

    If:

    (1) MacDermid and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

    (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

    (3) MacDermid and the Guarantors fail to consummate the exchange offer within 40 business days of the Effectiveness Target Date with respect to the exchange offer registration Statement; or

    (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then MacDermid and the Guarantors will pay liquidated damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per annum of the principal amount of notes held by such Holder.

    The amount of the liquidated damages will increase by an additional 0.25% per annum of the principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.0% per annum of the principal amount of notes.

    All accrued liquidated damages will be paid by MacDermid and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

    Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

    Holders of old notes will be required to make certain representations to MacDermid (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify MacDermid and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in any registration statement under certain circumstances upon receipt of written notice to that effect from MacDermid.

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CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACCOUNTS RECEIVABLE ENTITY" means any Person (other than a Restricted Subsidiary) to which MacDermid or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

    "ACQUIRED DEBT" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, provided such Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control, except in the case of CVC and the CVC Investors which shall be deemed not to be Affiliates of MacDermid so long as their aggregate beneficial ownership does not exceed 15% of the Voting Stock of MacDermid. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

    "ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights, PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of MacDermid and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests in any of MacDermid's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

    Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million or for net cash proceeds of less than $5.0 million;

     (2) a transfer of assets between or among MacDermid and its Restricted Subsidiaries,

     (3) an issuance of Equity Interests by a Subsidiary to MacDermid or to a Restricted Subsidiary of MacDermid;

     (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

     (5) the sale or other disposition of cash or Cash Equivalents;

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
     (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
         Covenants--Restricted Payments";

     (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

     (8) a transfer of accounts receivable, or participations therein, and related rights and assets in connection with any Receivables Facility;

     (9) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of MacDermid or any of its Restricted Subsidiaries;

    (10) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business, PROVIDED that to the extent such exchange involves property valued in excess of $1.0 million, the property received by MacDermid in such exchange has a fair market value equivalent to the fair market value of the property transferred by MacDermid as evidenced by a resolution of the Board of Directors of MacDermid;

    (11) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business; and

    (12) the creation of security interests otherwise permitted by the indenture, including, without limitation, a pledge of assets otherwise permitted by the indenture.

    "ASSET SALE OFFER" has the meaning set forth above under the caption "REPURCHASE AT THE OPTION OF HOLDERS--ASSET SALES."

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

    "BOARD OF DIRECTORS" means:

    (1) with respect to a corporation, the Board of Directors of the corporation;

    (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

    (3) with respect to any other Person, the board or committee of such Person serving a similar function.

    "BORROWING BASE" means, as of any date, an amount equal to the sum of:

    (1) 80% of the book value of all accounts receivable owned by MacDermid and its Restricted Subsidiaries; PLUS

    (2) 50% of the book value of all inventory owned by MacDermid and its Restricted Subsidiaries.

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
    "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means:

    (1) United States dollars and any other currency that is convertible into United States dollars without legal restrictions and which is utilized by MacDermid or any of its Restricted Subsidiaries in the ordinary course of its business;

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (PROVIDED that the full faith and credit of the United States is pledged in support of those securities);

    (3) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

    (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and
       (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper maturing not more than 365 days after the date of acquisition of an issuer with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) above; and

    (7) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (6) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of MacDermid.

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    "CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of MacDermid and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange
       Act) other than a Principal or a Related Party of a Principal PROVIDED that, if such Principal is any of the CVC Investors, the Fixed Charge Coverage Ratio for MacDermid's or the Successor Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such sale, transfer, conveyance or other disposition is made would have been at least 2.50 to 1, determined on a pro forma basis as if such sale, transfer, conveyance or other disposition had been made at the beginning of such four-quarter period;

    (2) the adoption of a plan relating to the liquidation or dissolution of MacDermid;

    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of MacDermid, measured by voting power rather than number of shares;

    (4) the first day on which a majority of the members of the Board of Directors of MacDermid are not Continuing Directors; or

    (5) MacDermid consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, MacDermid, other than any such transaction where (a) the Voting Stock of MacDermid outstanding immediately prior to such transaction constitutes (or is converted into or exchanged for) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person representing a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or (b) the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

    "CHANGE OF CONTROL OFFER" has the meaning set forth above under the caption "Repurchase at the Option of Holders--Change of Control."

    "CHANGE OF CONTROL PAYMENT" has the meaning set forth above under the caption "Repurchase at the Option of Holders--Change of Control."

    "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth above under the caption "Repurchase at the Option of Holders--Change of Control."

    "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period PLUS:

    (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

    (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

    (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any

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       deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net of payments (if any) made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

    (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; MINUS

    (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of a Person only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED that:

    (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

    (2) the Net Income of any Restricted Subsidiary of such Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income at the date of determination is not permitted by operation of the terms of its charter or any agreement, instrument or judgment or is subject to any prohibition on being paid as a result of any governmental approval, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and such prohibition has actually resulted in the failure of such Restricted Subsidiary to pay dividends or make distributions to MacDermid;

    (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

    (4) the cumulative effect of a change in accounting principles will be excluded.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of MacDermid who:

    (1) was a member of such Board of Directors on the date of the indenture;

    (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

    (3) is a designee of a Principal or was nominated by a Principal.

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    "COVENANT DEFEASANCE" has the meaning set forth above under the caption
"Legal Defeasance and Covenant Defeasance."

    "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of October 25, 1998, by and among MacDermid and a syndicate of certain financial institutions, as lenders, Bank of America, N.A., as Administrative Agent, Letter of Credit Issuing Bank and Swingline Lender, FleetBoston N.A., as Documentation Agent and Syndication Agent, and Banc of America Securities LLC, as Lead Arranger and Book Manager, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

    "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

    "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

    "CVC" means (i) any Subsidiary of Citigroup, Inc., including Citicorp Venture Capital Ltd., a New York corporation; or (ii) any investment vehicle that (A) is sponsored or managed (whether through ownership of securities having a majority of the voting power or through the management of investments) by any Subsidiary included in clause (i) hereof and (B) contains, as part of its name, "Citigroup," "CVC" or any variant thereof.

    "CVC INVESTOR" means (i) CVC; (ii) any officer, employee, director or general partner of CVC or the general partner of any investment vehicle included in the definition of CVC; and (iii) any trust, partnership or other entity established solely for the benefit of the Persons included in (i) or
(ii) hereof.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DEFEASANCE TRUST" has the meaning set forth above under the caption "Legal Defeasance and Covenant Defeasance."

    "DESIGNATED SENIOR DEBT" means:

    (1) any Obligations outstanding under the Credit Agreement; and

    (2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by MacDermid as "Designated Senior Debt."

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    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require MacDermid to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that MacDermid may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of MacDermid that was formed under the laws of the United States or any state of the United States or the District of Columbia.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCESS PROCEEDS" has the meaning set forth above under the caption "Repurchase at the Option of Holders--Assets Sales."

    "EXISTING INDEBTEDNESS" means Indebtedness of MacDermid and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture.

    "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

    (3) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of MacDermid (other than Disqualified Stock) or to MacDermid or a Restricted Subsidiary of MacDermid, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been repaid and has not been replaced) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of

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the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed
Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reduction in taxes other than income taxes and other cost savings reasonably expected to be realized from such acquisition, as determined in good faith by the principal financial officer of MacDermid (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of MacDermid. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of MacDermid that is not a Domestic Subsidiary.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture, PROVIDED that, upon adoption, the Proposed Accounting Changes will be treated as being in effect as of the date of the indenture.

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    "GOVERNMENT SECURITIES" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

    "GRUPO EUROCIR" means Sondel Euro S.L., P.C. ViaHolding S.L. and any Subsidiary of Sondel Euro S.L. or P.C. ViaHolding S.L.

    "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. The term "Guarantee" used as a verb has a corresponding meaning.

    "GUARANTORS" means any Subsidiary of MacDermid that executes a Guarantee in accordance with the provisions of the indenture.

    "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

    "HOLDER" means the Person in whose name a note is registered on the registrar's books.

    "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

    (1) in respect of borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) in respect of banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

    (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date will be:

    (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or

    (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

    In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under the covenant

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described under the caption caption "--Certain Covenants--Incurrence of
Indebtedness and Issuance of Preferred Stock" will not be considered incremental Indebtedness.

    Indebtedness shall not include the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents and (C) resulting from representations, warranties, covenants and indemnities given by such Person that are reasonably customary for sellers or transferors in an accounts receivable securitization transaction.

    "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of national standing, PROVIDED that such firm is not an Affiliate of MacDermid.

    "INTEREST RATE AGREEMENT" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

    "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings Group, Inc., or an equivalent rating by any other Rating Agency.

    "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If MacDermid or any Restricted Subsidiary of MacDermid sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of MacDermid such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of MacDermid, MacDermid will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by MacDermid or any Restricted Subsidiary of MacDermid of a Person that holds an Investment in a third Person will be deemed to be an Investment by MacDermid or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

    "LEGAL DEFEASANCE" has the meaning set forth above under the caption "Legal Defeasance and Covenant Defeasance."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    "MACDERMID EMPLOYEE PLANS" means MacDermid's Profit Sharing and Employee Stock Ownership Plans, the MacDermid Equipment Company 401(k) Plan and the MacDermid, Incorporated Employees Pension Plan and their respective successors.

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    "NET INCOME" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or
       (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by MacDermid or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received), in each case net of

    (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees, appraiser fees, cost of preparation of assets for sale, and any relocation expenses incurred as a result of the Asset Sale,

    (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

    (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale,

    (4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and

    (5) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness:

    (1) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of MacDermid or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

    (2) as to which the lenders have been notified in writing (which may be by the terms of the instrument evidencing such Indebtedness) that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by MacDermid or any of its Restricted Subsidiaries) or assets of MacDermid or any of its Restricted Subsidiaries,

PROVIDED that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by MacDermid or any of its Restricted Subsidiaries if MacDermid or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PAYMENT DEFAULT" has the meaning set forth above under the caption "Events of Default and Remedies."

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    "PERMITTED BUSINESS" means (1) those businesses in which MacDermid or any of its Restricted Subsidiaries is engaged on the date of the indenture, or that are reasonably related, ancillary, incidental or complementary thereto and (2) any business (the "Other Business") which forms a part of a business (the "Acquired Business") which is acquired by MacDermid or any of its Restricted Subsidiaries if the primary intent of MacDermid or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition.

    "PERMITTED INVESTMENTS" means:

     (1) any Investment in MacDermid or in a Restricted Subsidiary of MacDermid;

     (2) any Investment in cash or Cash Equivalents;

     (3) any Investment by MacDermid or any Subsidiary of MacDermid in a Person, if as a result of such Investment:

       (a) such Person becomes a Restricted Subsidiary of MacDermid; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, MacDermid or a Restricted Subsidiary of MacDermid;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

     (5) any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of MacDermid;

     (6) Hedging Obligations;

     (7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

     (8) loans and advances to employees made in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

     (9) transactions with officers, directors and employees of MacDermid or any of its Restricted Subsidiaries entered into in the ordinary course of business (including compensation, employee benefit or indemnity arrangements with any such officer, director or employee) and consistent with past business practices;

    (10) any Investment consisting of a guarantee permitted under "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" above;

    (11) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to the Indenture;

    (12) advances, loans or extensions of credit to suppliers in the ordinary course of business by MacDermid or any of its Restricted Subsidiaries;

    (13) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

    (14) Investments relating to any special purpose Affiliate of MacDermid organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of MacDermid, are necessary or advisable to effect that Receivables Facility; and

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    (15) other Investments in any Person having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed the greater of six percent of Tangible Assets or $35.0 million.

    "PERMITTED JUNIOR SECURITIES" means:

    (1) Equity Interests in MacDermid or any Guarantor; or

    (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of MacDermid or any of its Restricted Subsidiaries issued to Refinance other Indebtedness of MacDermid or any of its Restricted Subsidiaries, PROVIDED that:

    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith) being Refinanced;

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

    (3) if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being Refinanced; and

    (4) such Indebtedness is incurred either by (i) MacDermid or (ii) the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

    "PRINCIPALS" means the CVC Investors, the MacDermid Employee Plans and Daniel H. Leever (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by the CVC Investors, the MacDermid Employee Plans or Daniel H. Leever or his heirs and any Affiliate of the foregoing.

    "PROPOSED ACCOUNTING CHANGES" means the currently proposed accounting changes by the Financial Accounting Standards Board relating to business combinations and amortization of goodwill, in the form such changes are finally adopted by the Financial Accounting Standards Board.

    "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of common stock of MacDermid pursuant to an effective registration statement under the Securities Act.

    "RATING AGENCY" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or, if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by MacDermid (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

    "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which MacDermid or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Entity.

    "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

    "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "RELATED PARTY" means:

    (1) any controlling stockholder, 80% (or more) owned Subsidiary or (in the case of an individual) heirs of any Principal; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SENIOR DEBT" means:

    (1) all Indebtedness of MacDermid or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

    (2) any other Indebtedness of MacDermid or any Guarantor permitted to be incurred under the terms of the indenture; and

    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2),

unless in the case of clauses (1) and (2), the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee, as the case may be.

    Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by MacDermid or any Guarantor;

    (2) any intercompany Indebtedness of MacDermid or any of its Restricted Subsidiaries owing to MacDermid or any of its Affiliates;

    (3) any trade payables; or

    (4) the portion of any Indebtedness that is incurred in violation of the indenture, PROVIDED, HOWEVER, that such Indebtedness shall be deemed not to have been incurred in violation of the indenture for purposes of this clause (4) if (x) the Holders of such Indebtedness or their representative or MacDermid shall have furnished to the trustee an opinion of recognized independent legal counsel addressed to the trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate) to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture or (y) such Indebtedness consists of Indebtedness under the Credit Agreement and Holders of such Indebtedness or their agent or representative (I) had no actual knowledge at the time of the incurrence that the incurrence of such Indebtedness violated the indenture and
       (II) shall have received an officers' certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture.

    "SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to any Person, the notes (in the case of MacDermid), the Subsidiary Guarantees (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank PARI PASSU with the notes or such Subsidiary Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Debt of such Person.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid, including any mandatory redemption provision, but excluding any provision providing for any contingent obligations to repay, redeem or repurchase any such interest or principal at the option of the Holder thereof.

    "SUBSIDIARY" means, with respect to any specified Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
       (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

    "SUBSIDIARY GUARANTEE" means a Guarantee by a Guarantor of MacDermid's obligations with respect to the notes.

    "TANGIBLE ASSETS" means the total consolidated assets of MacDermid and its Restricted Subsidiaries as shown on the most recent balance sheet of MacDermid, LESS intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense.

    "U.S. DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in THE WALL STREET JOURNAL in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

    Except as described under "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", whenever it is necessary to determine whether MacDermid has complied with any covenant in the indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

    "UNRESTRICTED SUBSIDIARY" means Grupo Eurocir and any other Subsidiary of MacDermid that is designated by the Board of Directors of MacDermid as an Unrestricted Subsidiary pursuant to a board resolution, and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary (other than Grupo Eurocir):

    (1) has no Indebtedness other than Non-Recourse Debt; and

    (2) is a Person with respect to which neither MacDermid nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

    Any designation of a Subsidiary of MacDermid as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of MacDermid as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," MacDermid will be in default of such covenant. The Board of Directors of MacDermid may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of MacDermid, PROVIDED that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of MacDermid of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if

    (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

    (2) no Default would occur or be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Indebtedness.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of certain U.S. Federal income tax consequences of the exchange offer to holders of old notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired old notes at original issue for cash and holds such old notes as a capital asset within the meaning of Section 1221 of the Code. Holders of old notes considering the exchange offer should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

    An exchange of old notes for new notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. Federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their old notes for new notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

    The foregoing discussion of certain U.S. Federal income tax considerations does not consider the facts and circumstances of any particular holder's situation or status. Accordingly, each holder of old notes should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until       , 2001, all dealers effecting transactions in the new
notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


    Certain legal matters with respect to the new notes will be passed upon for us by Cravath, Swaine & Moore, New York, New York, and Carmody & Torrance, LLP, Waterbury, Connecticut.


                            INDEPENDENT ACCOUNTANTS


    Our consolidated financial statements as of March 31, 2001, and for each of the three years in the three-year period ended March 31, 2001, included our Annual Report on Form 10-K for fiscal 2001 and incorporated by reference into this prospectus have been audited by KPMG LLP, independent certified public accountants, as stated in their report incorporated by reference herein.

             $301,500,000 9 1/8% SENIOR SUBORDINATED NOTES DUE 2011

                                     [LOGO]

                            MACDERMID, INCORPORATED

                               OFFER TO EXCHANGE

         ALL OUTSTANDING 9 1/8% SENIOR SUBORDINATED NOTES DUE 2011 FOR
      9 1/8% SENIOR SUBORDINATED NOTES DUE 2011 WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                   PROSPECTUS
                                           , 2001
                               ------------------

    Until            , 2001, all dealers that effect transactions in these
securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

REGISTRANTS INCORPORATED IN CONNECTICUT

    Sections 33-770 to 33-778, inclusive, of the Connecticut Business Corporation Act (the "CBCA") contain provisions authorizing indemnification by a corporation of its directors, officers and employees against certain liabilities and expenses which they may incur in their roles as such directors, officers and employees. Section 33-773 of the CBCA provides that such indemnification may include payment by a corporation of expenses incurred by an officer or director in defending a proceeding in advance of the final disposition of such proceeding, upon certain representations by such person as to such person's good faith belief that such person has met the relevant standard of conduct and upon agreement by such person to repay such payment if such person shall be adjudicated not entitled to indemnification under Section 33-772, 33-774 or 33-775. Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation, or who, while director or officer of the corporation, serves at the corporation's request as a director, officer, employee or agent of another entity against liability asserted against or incurred by such person in such capacity, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under Sections 33-770 to 33-778 inclusive.

    Article 9 of the by-laws of MacDermid, Incorporated provides that, subject to certain provisions of such by-laws and of the CBCA, the company shall indemnify a director, made party to a proceeding because such person is or was a director of the company, against liability incurred in such proceeding if
(a) such person conducted himself or herself in good faith; and (b) reasonably believed (i) in the case of conduct in such person's official capacity with the company, such person's conduct was in the company's best interests, and (ii) in all other cases, that such person's conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe such conduct was unlawful. Article 6 of the by-laws of MacDermid Equipment, Incorporated provides that the corporation shall indemnify its directors and officers, and may advance funds for the payment of legal expenses to a director or officer in the defense of any claim for which indemnification may be available, to the fullest extent permitted by law.

REGISTRANTS INCORPORATED OR ORGANIZED IN DELAWARE

    Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under
Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

    The articles of incorporation and/or by-laws of each of the Delaware corporation registrants provide that such registrant indemnifies its officers and directors to the maximum extent allowed by Delaware law.

    Furthermore, Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Each of the following Delaware corporation registrants eliminate such personal liability of their directors under such terms: Axcyl Inc., MacDermid Acumen, Inc., MacDermid Colorspan, Inc., MacDermid Delaware, Incorporated, MacDermid Investment Corp, MacDermid-PTI, Inc., MacDermid South America Incorporated, MacDermid
Tartan, Inc., MacDermid Tower, Inc. and W. Canning Inc.

    Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Section 3.3 of each of the limited liability company agreements of Canning Gumm, LLC and of W. Canning USA, LLC provides that no officer shall have any liability to the company or to any member for any loss suffered by the company that arises out of any action or inaction of any officer, if such officer in good faith determines that such conduct was in the best interest of the company, and such conduct did not constitute gross negligence or willful misconduct.
Section 5.1 of each of the limited liability company agreements of Canning Gumm, LLC and of W. Canning USA, LLC provides that each shall indemnify its members and its officers for all costs, losses, liabilities and damages paid or accrued by such member or officer in connection with the business of such company, to the fullest extent provided or allowed by the laws of Delaware.

REGISTRANT ORGANIZED IN ILLINOIS

    Section 15-7(a) of the Illinois Limited Liability Company Act (the "ILLCA") provides that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by such member or manager, as the case may be, in the ordinary course of the business of the company or for the preservation of its business or property.
Section 15-7(c) of the ILLCA provides that a payment or advance made by a member that gives rise to an obligation of a limited liability company under the foregoing subsection (a) constitutes a loan to the company upon which interest accrues from the date of the payment or advance.

    Article V of the amended and restated operating agreement of Dynacircuits, LLC provides that, subject to the limitations and conditions provided in such
Article V and in Section 180/10-10 of the ILLCA, any member or officer of the company shall be indemnified by the company against judgments, penalties, fines, settlements and reasonable costs and expenses incurred by such member or officer in connection with any action, suit or proceeding, threatened, pending or completed, if such member or officer acted in good faith and in a manner he or she reasonably believed to be in the best interest of the company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

REGISTRANT INCORPORATED IN IOWA

    Section 851 of the Iowa Business Corporation Act (the "IBCA") provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

    Section 13 of the amended and restated by-laws of NAPP Systems Inc. provides that the company shall indemnify each director and officer of the corporation to the fullest extent possible, against all obligations, including attorney's fees, judgments, fines, settlements and reasonable expenses, actually incurred by such director or officer, upon claim made by this corporation, by any stockholder thereof or by any third party, relating to his or her conduct as a director or officer of this corporation, except that the mandatory indemnification required by this sentence shall not apply (i) to a breach of director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law,
(iii) for a transaction from which a director derived an improper personal benefit, or (iv) under Section 833 of the IBCA.

REGISTRANT INCORPORATED IN MASSACHUSETTS


    Section 67 of the Massachusetts Business Corporation Law (the "MBCL") provides that a corporation may indemnify its directors, officers, employees or other agents against certain liabilities and expenses. Section 67 also provides that no indemnification shall be provided for any reason with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the corporation. Section 67 of the MBCL further provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization, against any liability incurred by such person in such capacity.


    Article 6 of the by-laws of Specialty Polymers, Inc. provides that the corporation shall indemnify its directors and officers to the fullest extent permitted by law, and that in such connection, the board of directors of the corporation may advance funds for the payment of legal expenses to a director or officer in the defense of any claim for which indemnification may be available.

ALL REGISTRANTS

    The registrants maintain liability insurance covering their directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------                 ------------------------------------------------------------
         2.1            Plan and Agreement of Merger, dated as of February 18, 1999, by and among MacDermid, Incorporated, MCD Acquisition Corp.
                        and Citicorp Venture Capital, Ltd. Incorporated by reference to Appendix A of the Registration Statement previously filed by MacDermid, Incorporated on Form S-4 (Registration
                        No. 333-86129).
         2.2            First Amendment, dated as of July 27, 1999, to the Plan and
                        Agreement of Merger, dated as of February 18, 1999, by and among MacDermid, Incorporated, MCD Acquisition Corp. and
                        Citicorp Venture Capital, Ltd. Incorporated by reference to
                        Appendix B of the Registration Statement previously filed by
                        MacDermid, Incorporated on Form S-4 (Registration
                        No. 333-86129).

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------                 ------------------------------------------------------------
         4.1            Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, amended and restated as of
                        December 15, 1998 and further amended and restated as of
                        June 15, 1999, among MacDermid, Incorporated as borrower, a syndicate of financial institutions as lenders, Bank of
                        America, N.A., as Documentation Agent and Syndication Agent,
                        and Banc of America Securities LLC as Lead Arranger and Book
                        Manager. Incorporated by reference to the exhibit previously filed (as Exhibit 10.1) by MacDermid, Incorporated in the
                        Registration Statement on Form S-4 (Registration
                        No. 333-86129).
         4.2            First Amendment, dated as of September 24, 1999, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Previously filed on June 27, 2001 with this
                        Registration Statement.
         4.3            Second Amendment, dated as of November 12, 1999, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Incorporated by reference to the exhibit
                        previously filed (as Exhibit 10.2) by MacDermid,
                        Incorporated in Post-Effective Amendment No. 2 to the
                        Registration Statement on Form S-4 (Registration
                        No. 333-86129).
         4.4            Third Amendment and Waiver, dated as of June 2, 2000, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Previously filed on June 27, 2001 with this
                        Registration Statement.
         4.5            Fourth Amendment, dated as of December 19, 2000, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Incorporated by reference to the exhibit
                        previously filed (as Exhibit 4.1.a) by MacDermid,
                        Incorporated on Form 10-K/A (Registration No. 0-2413) dated
                        June 5, 2001.
         4.6            Fifth Amendment, dated as of May 25, 2001, to the Second
                        Amended and Restated Multicurrency Credit Agreement, dated as of October 25, 1998, amended and restated as of
                        December 15, 1998. Incorporated by reference to the exhibit previously filed (as Exhibit 4.1.b) by MacDermid,
                        Incorporated on Form 10-K/A (Registration No. 0-2413) dated
                        June 5, 2001.
         4.7            Indenture, dated as of June 20, 2001, among MacDermid,
                        Incorporated, the subsidiary guarantors listed therein and
                        The Bank of New York, as Trustee, relating to the 9 1/8%
                        Senior Subordinated Notes due 2011 (including exhibits).
                        Previously filed on June 27, 2001 with this Registration
                        Statement.
         4.8            Form of 9 1/8% Senior Subordinated Notes due 2011 (contained in Exhibit 4.7). Previously filed on June 27, 2001 with this
                        Registration Statement.
         4.9            Registration Rights Agreement, dated as of June 20, 2001,
                        among MacDermid, Incorporated, the subsidiary guarantors
                        listed therein and the initial purchasers listed therein,
                        relating to the 9 1/8% Senior Subordinated Notes due 2011.
                        Previously filed on June 27, 2001 with this Registration
                        Statement.
         5.1            Opinion of Cravath, Swaine & Moore. Filed herewith.
         5.2            Opinion of Carmody & Torrance LLP. Filed herewith.
         5.3            Opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith &
                        Allbee, P.C. Filed herewith.
         5.4            Opinion of Nutter, McClennen & Fish, LLP. Filed herewith.
         5.5            Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
                        Filed herewith.
        12              Computation of financial ratios of MacDermid, Incorporated.
                        Filed herewith.
        23.1            Consent of Cravath, Swaine & Moore (contained in
                        Exhibit 5.1). Filed herewith.
        23.2            Consent of Carmody & Torrance LLP (contained in Exhibit
                        5.2). Filed herewith.
        23.3            Consent of Ahlers, Cooney, Dorweiler, Haynie, Smith &
                        Allbee, P.C. (contained in Exhibit 5.3). Filed herewith.
        23.4            Consent of Nutter, McClennen & Fish, LLP (contained in
                        Exhibit 5.4). Filed herewith.
        23.5            Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
                        (contained in Exhibit 5.5). Filed herewith.
        23.6            Consent of KPMG LLP. Filed herewith.

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------                 ------------------------------------------------------------
        24              Powers of Attorney (contained in signature pages).
                        Previously filed on June 27, 2001 with this Registration
                        Statement.
        25              Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of The Bank of New York, as Trustee,
                        on Form T-1, relating to the 9 1/8% Senior Subordinated
                        Notes due 2011 (including Exhibit 7 to Form T-1). Previously filed on June 27, 2001 with this Registration Statement.
        99.1            Form of Letter of Transmittal. Previously filed on June 27,
                        2001 with this Registration Statement.
        99.2            Form of Notice of Guaranteed Delivery. Previously filed on
                        June 27, 2001 with this Registration Statement.
        99.3            Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees. Previously filed on June 27,
                        2001 with this Registration Statement.
        99.4            Form of Letter to Clients. Previously filed on June 27, 2001 with this Registration Statement.
        99.5            Form of Guidelines for Certification of Taxpayer
                        Identification Number on Substitute Form W-9. Previously
                        filed on June 27, 2001 with this Registration Statement.


ITEM 22. UNDERTAKINGS

    MacDermid, Incorporated hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MacDermid, Incorporated's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on July 9, 2001.

                                               MACDERMID, INCORPORATED

                                               By:
                                                    /s/ DANIEL H. LEEVER
                                                    ------------------------------------------------
                                                    Name:  Daniel H. Leever
                                                           CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                                           OFFICER AND DIRECTOR
                                                    Title:

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----
                  *                     Chairman of the Board, Chief Executive   July 9, 2001
-------------------------------------   Officer and Director (principal
           Daniel H. Leever             executive officer)

                  *                     Vice President, Finance                  July 9, 2001
-------------------------------------
            Stephen Largan

                  *                     Vice President, Treasurer and            July 9, 2001
-------------------------------------   Corporate Controller (principal
        Gregory M. Bolingbroke          financial officer/ controller)

                  *                     Director                                 July 9, 2001
-------------------------------------
          Donald G. Ogilvie

                  *                     Director                                 July 9, 2001
-------------------------------------
         Joseph M. Silvestri

                  *                     Director                                 July 9, 2001
-------------------------------------
            James C. Smith

                  *                     Director                                 July 9, 2001
-------------------------------------
        T. Quinn Spitzer, Jr.

*By:        /s/ DANIEL H. LEEVER                                                 July 9, 2001
      --------------------------------
              Daniel H. Leever
              ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below (the "A Group Guarantor Registrants") have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on July 9, 2001.

                                               AXCYL INC.
                                               ECHO INTERNATIONAL, INC.
                                               MACDERMID ACUMEN, INC.
                                               MACDERMID COLORSPAN, INC.
                                               MACDERMID DELAWARE, INCORPORATED
                                               MACDERMID EQUIPMENT, INCORPORATED
                                               MACDERMID EUROPE, INCORPORATED
                                               MACDERMID INVESTMENT CORP.
                                               MACDERMID OVERSEAS ASIA LIMITED
                                               MACDERMID SOUTH AMERICA, INCORPORATED
                                               MACDERMID SOUTH ATLANTIC, INCORPORATED
                                               MACDERMID TARTAN, INC.
                                               MACDERMID TOWER, INC.
                                               SPECIALTY POLYMERS, INC.
                                               SUPRATECH SYSTEMS INC.
                                               W. CANNING INC.

                                               By:  /s/ MICHAEL V. KENNEDY
                                                    ------------------------------------------------
                                                    Name:  Michael V. Kennedy
                                                    Title: PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----
                  *                     President and Director (principal        July 9, 2001
-------------------------------------   executive officer, principal financial
          Michael V. Kennedy            officer and controller/principal
                                        accounting officer of each of the A
                                        Group Guarantor Registrants)

                  *                     Secretary and Director                   July 9, 2001
-------------------------------------
         Mary Anne B. Tillona

*By:       /s/ MICHAEL V. KENNEDY                                                July 9, 2001
      --------------------------------
             Michael V. Kennedy
              ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below (the "B Group Guarantor Registrants") have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on July 9, 2001.


                                               MACDERMID GRAPHIC ARTS, INC.
                                               MACDERMID-PTI, INC.

                                               By:
                                                    /s/ MARY ANNE B. TILLONA
                                                    ------------------------------------------------
                                                    By:     Mary Anne B. Tillona
                                                            SECRETARY AND DIRECTOR
                                                    Title:

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----
                  *                     President and Director (principal        July 9, 2001
-------------------------------------   executive officer, principal financial
            Stephen Largan              officer and controller/principal
                                        accounting officer of each of the B
                                        Group Guarantor Registrants)

                  *                     Secretary and Director                   July 9, 2001
-------------------------------------
         Mary Anne B. Tillona

                  *                     Director                                 July 9, 2001
-------------------------------------
        Gregory M. Bolingbroke

*By:      /s/ MARY ANNE B. TILLONA                                               July 9, 2001
      --------------------------------
            Mary Anne B. Tillona
              ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on July 9, 2001.



                                               CANNING GUMM, LLC

                                               By:
                                                    /s/ MARY ANNE B. TILLONA
                                                    ------------------------------------------------
                                                    W. Canning USA, LLC
                                                    By:     Mary Anne B. Tillona
                                                    Title:  SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----
                  *                     President and Treasurer (principal       July 9, 2001
-------------------------------------   executive officer, principal financial
           Michael Kennedy              officer and controller/principal
                                        accounting officer)

                  *                     Sole Member                              July 9, 2001
-------------------------------------
         W. Canning USA, LLC
       By: Mary Anne B. Tillona
           Title: Secretary


*By:      /s/ MARY ANNE B. TILLONA                                               July 9, 2001
      --------------------------------
            Mary Anne B. Tillona
              ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on July 9, 2001.

                                               W. CANNING USA, LLC

                                               By:
                                                    /s/ GREGORY M. BOLINGBROKE
                                                    ------------------------------------------------
                                                    MacDermid, Incorporated
                                                    By:     Gregory M. Bolingbroke
                                                            VICE PRESIDENT, TREASURER AND CORPORATE
                                                    Title:  CONTROLLER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----
                  *                     President and Treasurer (principal       July 9, 2001
-------------------------------------   executive officer, principal financial
          Michael V. Kennedy            officer and controller/principal
                                        accounting officer)

                  *                     Sole Member                              July 9, 2001
-------------------------------------
       MacDermid, Incorporated
       By: Mary Anne B. Tillona
           Title: Secretary


*By:      /s/ MARY ANNE B. TILLONA                                               July 9, 2001
      --------------------------------
            Mary Anne B. Tillona
              ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on July 9, 2001.


                                               DYNACIRCUITS, LLC

                                               By:
                                                    /s/ GREGORY M. BOLINGBROKE
                                                    ------------------------------------------------
                                                    MacDermid, Incorporated
                                                    By:     Gregory M. Bolingbroke
                                                            VICE PRESIDENT, TREASURER AND CORPORATE
                                                    Title:  CONTROLLER

                                               By:
                                                    /s/ MARY ANNE B. TILLONA
                                                    ------------------------------------------------
                                                    Echo International, Inc.
                                                    By:     Mary Anne B. Tillona
                                                    Title:  SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----
                  *                     President and Treasurer (principal       July 9, 2001
-------------------------------------   executive officer, principal financial
          Michael V. Kennedy            officer and controller/principal
                                        accounting officer)

                  *                     Member                                   July 9, 2001
-------------------------------------
       MacDermid, Incorporated
       By: Mary Anne B. Tillona
           Title: Secretary

                  *                     Member                                   July 9, 2001
-------------------------------------
       Echo International, Inc
       By: Mary Anne B. Tillona
           Title: Secretary


*By:      /s/ MARY ANNE B. TILLONA                                               July 9, 2001
      --------------------------------
            Mary Anne B. Tillona
              ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on July 2, 2001.

                                               NAPP SYSTEMS INC.

                                               By:
                                                    /s/ KAI WENK-WOLFF
                                                    ------------------------------------------------
                                                    Name:  Kai Wenk-Wolff
                                                    Title: PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----
                  *                     President and Director (principal        July 9, 2001
-------------------------------------   executive officer, principal financial
            Kai Wenk-Wolff              officer and controller/principal
                                        accounting officer)

                  *                     Secretary and Director                   July 9, 2001
-------------------------------------
         Mary Anne B. Tillona

                  *                     Director                                 July 9, 2001
-------------------------------------
          Michael V. Kennedy


*By:       /s/ MICHAEL V. KENNEDY                                                July 9, 2001
      --------------------------------
             Michael V. Kennedy
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------                 ------------------------------------------------------------
         2.1            Plan and Agreement of Merger, dated as of February 18, 1999, by and among MacDermid, Incorporated, MCD Acquisition Corp.
                        and Citicorp Venture Capital, Ltd. Incorporated by reference to Appendix A of the Registration Statement previously filed by MacDermid, Incorporated on Form S-4 (Registration No.
                        333-86129).

         2.2            First Amendment, dated as of July 27, 1999, to the Plan and
                        Agreement of Merger, dated as of February 18, 1999, by and among MacDermid, Incorporated, MCD Acquisition Corp. and
                        Citicorp Venture Capital, Ltd. Incorporated by reference to
                        Appendix B of the Registration Statement previously filed by
                        MacDermid, Incorporated on Form S-4 (Registration
                        No. 333-86129).

         4.1            Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, amended and restated as of
                        December 15, 1998 and further amended and restated as of
                        June 15, 1999, among MacDermid, Incorporated as borrower, a syndicate of financial institutions as lenders, Bank of
                        America, N.A., as Documentation Agent and Syndication Agent,
                        and Banc of America Securities LLC as Lead Arranger and Book
                        Manager. Incorporated by reference to the exhibit previously filed (as Exhibit 10.1) by MacDermid, Incorporated in the
                        Registration Statement on Form S-4 (Registration No.
                        333-86129).

         4.2            First Amendment, dated as of September 24, 1999, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Previously filed on June 27, 2001 with this
                        Registration Statement.

         4.3            Second Amendment, dated as of November 12, 1999, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Incorporated by reference to the exhibit
                        previously filed (as Exhibit 10.2) by MacDermid,
                        Incorporated in Post-Effective Amendment No. 2 to the
                        Registration Statement on Form S-4 (Registration No.
                        333-86129).

         4.4            Third Amendment and Waiver, dated as of June 2, 2000, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Previously filed on June 27, 2001 with this
                        Registration Statement.

         4.5            Fourth Amendment, dated as of December 19, 2000, to the
                        Second Amended and Restated Multicurrency Credit Agreement,
                        dated as of October 25, 1998, as amended and restated as of
                        June 15, 1999. Incorporated by reference to the exhibit
                        previously filed (as Exhibit 4.1.a) by MacDermid,
                        Incorporated on Form 10-K/A (Registration No. 0-2413) dated
                        June 5, 2001.

         4.6            Fifth Amendment, dated as of May 25, 2001, to the Second
                        Amended and Restated Multicurrency Credit Agreement, dated as of October 25, 1998, amended and restated as of December
                        15, 1998. Incorporated by reference to the exhibit
                        previously filed (as exhibit 4.1.b) by MacDermid,
                        Incorporated on Form 10-K/A (Registration No. 0-2413) dated
                        June 5, 2001.

         4.7            Indenture, dated as of June 20, 2001, among MacDermid,
                        Incorporated, the subsidiary guarantors listed therein and The Bank of New York, as Trustee, relating to the 9 1/8%
                        Senior Subordinated Notes due 2011 (including exhibits).
                        Previously filed on June 27, 2001 with this Registration
                        Statement.

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------                 ------------------------------------------------------------
         4.8            Form of 9 1/8% Senior Subordinated Notes due 2011 (contained in Exhibit 4.7). Previously filed on June 27, 2001 with this
                        Registration Statement.

         4.9 Registration Rights Agreement, dated as of June 20, 2001, among MacDermid, Incorporated, the subsidiary guarantors listed therein and the initial purchasers listed therein, relating to the 9 1/8% Senior Subordinated Notes due 2011.
                        Previously filed on June 27, 2001 with this Registration
                        Statement.

         5.1            Opinion of Cravath, Swaine & Moore. Filed herewith.

         5.2            Opinion of Carmody & Torrance LLP. Filed herewith.

         5.3            Opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith &
                        Allbee, P.C. Filed herewith.

         5.4            Opinion of Nutter, McClennen & Fish, LLP. Filed herewith.

         5.5            Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
                        Filed herewith.

        12              Computation of financial ratios of MacDermid, Incorporated.
                        Filed herewith.

        23.1            Consent of Cravath, Swaine & Moore (contained in Exhibit
                        5.1). Filed herewith.

        23.2            Consent of Carmody & Torrance LLP (contained in Exhibit
                        5.2). Filed herewith.

        23.3            Consent of Ahlers, Cooney, Dorweiler, Haynie, Smith &
                        Allbee, P.C. (contained in Exhibit 5.3). Filed herewith.

        23.4            Consent of Nutter, McClennen & Fish, LLP (contained in
                        Exhibit 5.4). Filed herewith.

        23.5            Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
                        (contained in Exhibit 5.5). Filed herewith.

        23.6            Consent of KPMG LLP. Filed herewith.

        24              Powers of Attorney (contained in signature pages).
                        Previously filed on June 27, 2001 with this Registration
                        Statement.

        25              Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of The Bank of New York, as Trustee,
                        on Form T-1, relating to the 9 1/8% Senior Subordinated
                        Notes due 2011 (including Exhibit 7 to Form T-1). Previously filed on June 27, 2001 with this Registration Statement.

        99.1            Form of Letter of Transmittal. Previously filed on June 27,
                        2001 with this Registration Statement.

        99.2            Form of Notice of Guaranteed Delivery. Previously filed on
                        June 27, 2001 with this Registration Statement.

        99.3            Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees. Previously filed on June 27,
                        2001 with this Registration Statement.

        99.4            Form of Letter to Clients. Previously filed on June 27, 2001 with this Registration Statement.

        99.5            Form of Guidelines for Certification of Taxpayer
                        Identification Number on Substitute Form W-9. Previously filed on June 27, 2001 with this Registration Statement.